EXECUTION COPY


                                    COLLATERAL AGENCY AND INTERCREDITOR
                           AGREEMENT dated as of August 1, 1997, by and among UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law, not in its individual capacity but solely as trustee with respect to the First Priority Notes issued under the First Priority Indenture (the "First Priority Trustee") and as the Collateral Agent hereunder (the "Collateral Agent"), THE CHASE MANHATTAN BANK, a New York banking corporation, not in its individual capacity but solely as trustee with respect to the Second Priority Notes issued under the Second Priority Indenture (the "Second Priority Trustee"), CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation acting through its London Branch in its capacity as administrating bank for the Funding Bank and the Participating Banks party to the Letter of Credit Reimbursement Agreement ("CSFB"), NAVIGATOR GAS TRANSPORT PLC, an Isle of Man public limited company (the "Company"), each subsidiary of the Company listed on the signature pages hereto (each such subsidiary referred to herein individually as an "Owner" and, collectively, as the "Owners") and NAVIGATOR HOLDINGS PLC ("Holdings" and, together with the Company and the Owners, the "Grantors").

                  Concurrently herewith the Company has issued the First Priority Notes and the Second Priority Notes and entered into the Letter of Credit Reimbursement Agreement. To induce the holders of the First Priority Notes and of the Second Priority Notes to purchase such securities and to induce CSFB, in its capacity as Funding Bank, to issue the Letter of Credit, the Company, Holdings and the Owners have agreed to enter into this Agreement in order to secure the obligations and to provide for certain rights and obligations with respect to the Collateral.

                  The Company has requested the Collateral Agent to act, and the Collateral Agent has agreed to so act, as the agent of (i) the First Priority Trustee for the benefit of the holders of the First Priority Notes, (ii) the Second Priority Trustee for the benefit of the holders of the Second Priority Notes and (iii) CSFB for the benefit of the Funding Bank and the Participating Banks party to the Letter of Credit Reimbursement Agreement.


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                  The parties hereto desire to set forth their understanding with respect to the Collateral Agent's duties regarding the Collateral and the respective interests of the parties hereto in and to the Collateral.

                  In consideration of the premises and other benefits, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth in this Section 1, and all other capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indentures.

                  "ACCEPTABLE BANK" means a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority and, to the extent there is such an institution eligible and willing to serve, having a corporate trust office in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                  "AGREEMENT" means this Collateral Agency and Intercreditor Agreement, as the same may from time to time be amended in accordance with its terms and the terms of the Debt Instruments.

                  "APPLICABLE REPRESENTATIVES" means at any time all the Representatives other than a Representative acting on behalf of holders of Secured Debt which is no longer outstanding in accordance with its related Debt Instrument; PROVIDED, that CSFB shall continue to be an Applicable Representative until such time as the Letter of Credit Reimbursement Agreement has been terminated in accordance with its terms.


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                  "ASSIGNMENT OF EARNINGS AND INSURANCES" means, for each
Vessel, the Assignment of Earnings and Insurances, dated on or before the Delivery Date for such Vessel, between the related Owner and the Collateral Agent, substantially in the form attached hereto as Exhibit B, as the same may be amended from time to time.

                  "CAPITALIZED INTEREST ACCOUNT" means the account established and maintained by the Collateral Agent pursuant to Section 3.1(b).

                  "CASUALTY ACCOUNT" means the account established and maintained by the Collateral Agent pursuant to Section 3.1(f).

                  "COLLATERAL" means the property in which the Collateral Agent is granted a Lien from time to time hereunder or under any other Security Agreement, which Lien has not been released in accordance with the terms hereof or thereof.

                  "COLLATERAL ACCOUNT" means the account established and maintained by the Collateral Agent pursuant to Section 3.1(g).

                  "COLLATERAL AGENT" means United States Trust Company of New York in its capacity as Collateral Agent under this Agreement until its resignation or removal as Collateral Agent pursuant to the provisions of Section 11 hereof and, upon such resignation or removal, any successor Collateral Agent appointed pursuant to the provisions of Section 7.5 hereof until such successor's resignation or removal as Collateral Agent pursuant to the provisions of Section 7.5 hereof.

                  "COMMERCIAL MANAGEMENT AGREEMENT" means the Master Commercial Marketing and Services Agreement between Holdings, on behalf of the Owners, and GEBAB dated as of February 28, 1997, to be assigned by Holdings to the Manager on behalf of the Owners on or before the Issue Date.

                  "COMPANY" means Navigator Gas Transport PLC, an Isle of Man public limited company, unless and until a successor replaces it pursuant to the terms of the Indentures and thereafter means such successor.

                  "DCR" means Duff & Phelps Credit Rating Co. and its successors.

                  "DEBT INSTRUMENTS" means, collectively, the
Indentures and the Letter of Credit Reimbursement Agreement.


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                  "DEFAULT" means a "DEFAULT" as defined in each of the
Indentures and a "REIMBURSEMENT DEFAULT" as defined in the Letter of Credit Reimbursement Agreement.

                  "DRAWING CERTIFICATE" shall have the meaning assigned thereto in the Letter of Credit Reimbursement Agreement.

                  "EVENT OF DEFAULT" means an "EVENT OF DEFAULT" as defined in each of the Indentures and a "REIMBURSEMENT EVENT OF DEFAULT" as defined in the Letter of Credit Reimbursement Agreement.

                  "FINAL DRAW" shall have the meaning assigned thereto in the Letter of Credit Reimbursement Agreement.

                  "FIRST PRIORITY INDENTURE" means the Indenture dated as of the date hereof among the Company, Holdings, the Owners, and the First Priority Trustee pursuant to which the First Priority Notes were issued, as the same may from time to time be amended in accordance with its terms.

                  "FIRST PRIORITY TRUSTEE" means United States Trust Company of New York, not in its individual capacity but solely as trustee under the First Priority Indenture, and any successor trustee appointed thereunder.

                  "FIRST PRIORITY NOTES" means the 10 1/2% First Priority Ship Mortgage Notes Due 2007 issued by the Company in an aggregate principal amount of $217,000,000 under the
First Priority Indenture.

                  "FUNDING BANK" means Credit Suisse First Boston acting through its London Branch, in its capacity as Funding Bank under the Letter of Credit.

                  "GEBAB" means Gesellschaft fur Konzeption, Beratung, Vermittlung und Betreuung privater Investitionen mbH.

                  "HOLDINGS" means Navigator Holdings PLC, an Isle of Man public limited company.

                  "INDENTURES" means, collectively, the First Priority Indenture and the Second Priority Indenture.

                  "INTERCOMPANY NOTE" means the promissory note, dated the Issue Date, from the Owners evidencing the loan made by the Company to the Owners on the Issue Date as well as any loans made from time to time by the Company to the Owners to fund working capital requirements of the Vessels.


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                  "INTEREST DRAW" shall have the meaning assigned thereto in the
Letter of Credit Reimbursement Agreement.

                  "ISSUE DATE" means August 7, 1997.

                  "ISSUE OF ONE DEBENTURE" means, with respect to each Owner, the issue of one debenture, dated as of the Issue Date, between each Owner and the Collateral Agent wherein such Owner grants to the Collateral Agent a security interest in and to all of such Owner's now owned and hereafter acquired property, substantially in the form attached hereto as Exhibit C.

                  "LETTER OF CREDIT" means the Letter of Credit issued pursuant to the Letter of Credit Reimbursement Agreement.

                  "LETTER OF CREDIT ACCOUNT" means the account established and maintained by the Collateral Agent pursuant to Section 3.1(d).

                  "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means the Letter of Credit Reimbursement Agreement and Guaranty dated as of the Issue Date among CSFB, the Funding Bank, the Participating Banks, the Company, Holdings and the Owners.

                  "MAJORITY SECURED CREDITORS" means, at any time, holders of a majority in aggregate principal amount of the outstanding First Priority Notes and of the outstanding Second Priority Notes and the Required Banks under the Letter of Credit Reimbursement Agreement, in each case at such time.

                  "MANAGEMENT AGREEMENT" means the management agreement to be entered into among Navigator Gas Management Limited, the Company, Holdings and each of the Owners.

                  "MANAGER" means the company that manages the Vessels, which initially shall be Navigator Gas Management Limited, an Isle of Man private limited company.

                  "MORTGAGE" means each of the mortgages granted to the Collateral Agent by the Owners on the Vessels to secure the obligations under the Indentures and the Letter of Credit Reimbursement Agreement, substantially in the form attached hereto as Exhibit A.

                  "NOTES" means, collectively, the First Priority
Notes and the Second Priority Notes.


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                  "OBLIGATIONS" means, collectively, the Company's obligations under or in respect of the First Priority Notes, the Second Priority Notes, the Letter of Credit Reimburse ment Agreement and the related Security Agreements and the Obligations of Holdings and the Owners under the Indentures, the Security Agreements and the Letter of Credit Reimbursement Agreement.

                  "OPERATING ACCOUNT" means the trust account established and maintained by the Collateral Agent pursuant to Section 3.1(e).

                  "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Collateral Agent and the Representatives.

                  "OWNERS" means Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited and Navigator Gas (IOM I-E) Limited, each an Isle of Man private limited company.

                  "PARTICIPATING BANKS" shall have the meaning assigned thereto in the Letter of Credit Reimbursement Agreement.

                  "PLEDGED SHARES" means the shares of the Company and the Owners listed on Schedule I attached hereto.

                  "POTENTIAL PAYMENT EVENT OF DEFAULT" means a default in the payment of principal, premium or interest when due and payable under any Obligations represented by any Debt Instruments that, after notice or lapse of time or both, would constitute an Event of Default if such payment was not made within the applicable grace or cure period.

                  "PRE-FUNDING ACCOUNT" means the account established and maintained by the Collateral Agent pursuant to Section 3.1(a).

                  "PROCEEDS" includes (a) all proceeds relating to the conversion, voluntary or involuntary, and the interest payable thereon of the Collateral, or any part thereof, into cash or liquidated claims, including proceeds of insurance and the right to collect and receive the same; (b) all proceeds, both cash and non-cash, of the Collateral which may be sold or otherwise disposed of; and (c) all tolls, rents, issues, profits, revenues and other income, and in and to all proceeds and payments, from or on account of the Collateral.


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                  "REGISTRATION JURISDICTION" means the Republic of Liberia or such other jurisdiction under whose laws a Vessel is permitted to be registered under the terms and subject to the conditions of the Indentures.

                  "REPRESENTATIVES" means, collectively, the
Trustees and CSFB.

                  "REQUIRED BANKS" shall have the meaning assigned thereto in the Letter of Credit Reimbursement Agreement.

                  "RESPONSIBLE OFFICER" when used with respect to the Collateral Agent means any officer assigned to the corporate trust office of the Collateral Agent and also means, with respect to any particular corporate trust matter, any other officer of the Collateral Agent to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "REVENUE ACCOUNT" means the account established and maintained by the Collateral Agent pursuant to Section 3.1(c).

                  "SECOND PRIORITY INDENTURE" means the Indenture, dated as of the date hereof, among the Company, Holdings, the Owners and the Second Priority Trustee pursuant to which the Second Priority Notes were issued, as the same may from time to time be amended in accordance with its terms.

                  "SECOND PRIORITY NOTES" means the 12% Second Priority Ship Mortgage Notes Due 2007 issued by the Company in an initial aggregate principal amount of $87,000,000 under the Second Priority Indenture, which amount may increase pursuant to the terms of the Second Priority Note
Indenture to $107,900,000.

                  "SECOND PRIORITY TRUSTEE" means The Chase Manhattan Bank, not in its individual capacity but solely as trustee under the Second Priority Indenture, and any successor trustee appointed thereunder.

                  "SECURED CREDITORS" means any holders from time to time of Secured Debt then outstanding in accordance with their related Debt Instruments, including without limitation CSFB, the Funding Bank and the Participating Banks, together with the Representatives and the Collateral Agent.

                  "SECURED DEBT" means the First Priority Notes, the Second Priority Notes, and the reimbursement obligations and all other amounts owing under the Letter of Credit Reimbursement Agreement.


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                  "SECURITY AGREEMENTS" means (i) this Agreement, (ii) the
Mortgages, (iii) the Assignments of Earnings and Insurances, (iv) each Issue of One Debenture and any other similar instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may from time to time be amended in accordance with their respective terms and the Debt Instruments.

                  "SENIOR DEBT INSTRUMENT" means, as of any time, the agreement, indenture or other instrument pursuant to which the then Senior Representative is Representative thereunder.

                  "SENIOR REPRESENTATIVE" means, until such time as the Letter of Credit Reimbursement Agreement has been terminated in accordance with its terms, CSFB, and at any time thereafter so long as any First Priority Notes are outstanding, the First Priority Trustee, and at any time thereafter, the Second Priority Trustee.

                  "TECHNICAL MANAGEMENT AGREEMENT" means the Baltic and International Maritime Council (BIMCO) Standard Ship Management Agreement dated as of February 28, 1997, between Holdings, on behalf of the Owners, and GEBAB to be assigned by Holdings to the Manager, on behalf of the Owners, on or before the Issue Date.

                  "TECHNICAL SUPERVISION AGREEMENT" means the Agreement on Contract for Technical Matters among GEBAB, Holdings, on behalf of the Owners, and the Builders dated as of February 28, 1997, to be assigned by Holdings to the Manager on behalf of the Owners on or before the Issue Date.

                  "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obliga tions guaranteed by the United States of America or any agency thereof; (ii) investment in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust issuer which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust issuer has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase


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obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifica tions described in clause (ii) above; (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's, of "A-1"(or higher) according to S&P or of "D-1" (or higher) according to DCR; (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P, Moody's or DCR and (vi) guaranteed investment contracts, investment agreements or similar agreements initially rated "A" by S&P, Moody's or DCR that are treated as Indebtedness for United States federal income tax purposes. For purposes of determining whether a Temporary Cash Investment matures on or before the next succeeding Interest Payment Date, each payment received under a Temporary Cash Investment described in clause (vi) above will be considered to be the maturity of such Temporary Cash Investment. A guaranteed investment contract, investment agreement or similar agreement that constitutes a senior unsecured long-term debt obligation of a Person shall be deemed to have the same rating as such Person's other senior unsecured long-term debt obligations, if any, that are rated by a Rating Agency.

                  "TERMINATION ACCOUNT" means the account established and maintained by Collateral Agent pursuant to Section 3.1(g).

                  "TRUST ACCOUNTS" means the following trust accounts established and maintained by the Collateral Agent pursuant to Article III, on behalf of the Representatives, for the benefit of the Secured Creditors entitled to the benefits of the Debt Instrument pursuant to which the Representatives act, with respect to the Collateral only: (i) the Pre-Funding Account, (ii) the Capitalized Interest Account, (iii) the Revenue Account, (iv) the Letter of Credit Account, (v) the Operating Account, (vi) the Casualty Account, (vii) the Collateral Account and (viii) the Termination Account.

                  "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in effect on the date of this Agreement.


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                  "TRUST MONEYS" means the funds, together with any income
thereon from Temporary Cash Investments, deposited in the Trust Accounts.

                  "TRUSTEES" means the First Priority Trustee and the Second Priority Trustee.

                  "WORKING CAPITAL DRAWS" shall have the meaning assigned thereto in the Letter of Credit Reimbursement Agreement.


                                   ARTICLE II

                       APPOINTMENT OF THE COLLATERAL AGENT

                  SECTION 2.1. APPOINTMENT. Each Representative, for the benefit of the Secured Creditors entitled to the benefits of the Debt Instrument pursuant to which such Representative acts, hereby designates and appoints the Collateral Agent, and the Collateral Agent hereby accepts such designation and appointment, to serve as Collateral Agent for such Representative in the manner and upon the terms and conditions set forth herein and in the applicable Debt Instrument and the other Security Agreements. Each Representative, on behalf of the Secured Creditors entitled to the benefits of the Debt Instrument pursuant to which such Representative acts, hereby irrevocably authorizes, and each Secured Creditor, by its acceptance of the benefit of any Security Agreement or Debt Instrument, shall be deemed irrevocably to have authorized such Representative to authorize the Collateral Agent upon written instructions from such Representative, to take such action on behalf of such Representative, for the benefit of the Secured Creditors entitled to the benefits of the Debt Instrument pursuant to which such Representative acts, as such Representative may direct and as shall be permitted to be taken under the provisions hereof and under the Security Agreements, including to foreclose or otherwise realize upon any Collateral and, upon the specific direction of such Representative, to initiate, prosecute and defend any and all legal proceedings against the Company or any other party (excluding the Representatives) to any Security Agreement.


                                   ARTICLE III

                                 TRUST ACCOUNTS

                  SECTION 3.1. TRUST ACCOUNTS. (a) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated,


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there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent, a trust account (the "Pre-Funding Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors into which there shall be deposited by the Company, and the Company hereby agrees to deposit, (i) $225.4 million on the Issue Date, representing (A) an amount that shall be sufficient to pay the Purchase Price of each Vessel; (B) an amount that shall be sufficient to pay all fees allocable to each Vessel and due and payable prior to the Delivery Date of such Vessel, including the Manager's Fees and those payable to CSFB in connection with the Letter of Credit; and (C) all amounts in respect of the cost of Vessels' supplies and (ii) from time to time, income earned on Temporary Cash Investments from amounts on deposit in the Pre-Funding Account. In connection with the foregoing, the Company shall be required to deliver on the Issue Date to the Trustees, CSFB and the Collateral Agent a verification report of a nationally recognized firm of independent accountants stating that funds deposited pursuant to clause (i) (A) and (B) above will provide cash at such times and in such amounts as will be sufficient to pay, when due, each installment payment for the Purchase Price of each Vessel as well as all fees allocable to the Vessels prior to their respective Delivery Dates. Funds on deposit in the Pre- Funding Account shall be disbursed by the Collateral Agent in accordance with Section 3.3(a).

                  (b) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent, a trust account (the "Capitalized Interest Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors into which there shall be deposited by the Company on the Issue Date, and the Company hereby agrees to deposit $47.3 million, representng an amount, which, together with the investment income earned thereon from Temporary Cash Investments of amounts on deposit in the Capitalized Interest Account as well as any investment income from Temporary Cash Investments deposited therein from the Pre-Funding Account, will be sufficient to pay interest (excluding additional interest payable on such Notes pursuant to a Registration Default) on the Allocated Principal Amount of the Notes for each Vessel during the period prior to the Contractual Delivery Date of the related Vessel. In connection with the foregoing deposit, the Company shall be required to deliver on the Issue Date to the Trustees, CSFB and the Collateral Agent a verification report of a nationally recognized firm of independent


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accountants stating that the payments scheduled to be received, without reinvestment, on the Temporary Cash Investments made with funds deposited in the Capitalized Interest Account pursuant to this paragraph (b), together with amounts deposited in the Capitalized Interest Account from the Pre-Funding Account as set forth in Section 3.3(a)(vii) and together with any cash, without reinvestment, deposited pursuant to this paragraph (b), that is not invested on the Issue Date, will provide cash at such times and in such amounts as will be sufficient to pay, when due, interest on the Allocated Principal Amount of the Notes for each Vessel during the period prior to the Contractual Delivery Date of such Vessel (excluding additional interest payable on such Notes pursuant to a Registration Default). Funds on deposit in the Capitalized Interest Account shall be disbursed by the Collateral Agent in accordance with Section 3.3(b).

                  (c) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent, a trust account (the "Revenue Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors into which there shall be deposited, and the Company and the Owners hereby agree to deposit or cause to be deposited, (i) on a daily basis, any and all revenue (including charterhire) received by the Owners or the Manager in connection with the employment of the Vessels; (ii) on the first Business Day of each calendar month following the Delivery Date of the first Vessel, income earned during the preceding calendar month on Temporary Cash Investments from amounts on deposit in the Revenue Account; (iii) Interest Draws; (iv) Working Capital Draws in an amount equal to additional interest being paid or payable on the Allocated Principal Amount of the Notes for such Vessel pursuant to a Registration Default to the extent the balance remaining in the Capitalized Interest Account is insufficient to pay such additional interest; and (v) on the Delivery Date of the last Vessel, any amounts remaining in the Pre-Funding Account after the payment of the final installment of the Purchase Price to the Builders and the remittance of the fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the Registration Jurisdiction related to such Vessel to the Manager. Deposits will also be made into the Revenue Account from time to time
(i) from certain with drawals of funds from the Pre-Funding Account, the Capitalized Interest Account and the Casualty Account, as set forth in Section 3.3(a)(iv) and (vi), 3.3(b) and 3.3(f), respectively; and (ii) from amounts held in the Termination


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Account to the extent Insurance Proceeds exceed the related Total Loss Payment.
Funds on deposit in the Revenue Account shall be disbursed by the Collateral Agent in accordance with Section 3.3(c) and (d).

                  (d) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent a trust account (the "Letter of Credit Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors into which there shall be deposited, and the Collateral Agent is hereby directed to deposit, no later than the Business Day prior to each Interest Payment Date with respect to which the Collateral Agent has made an Interest Draw under the Letter of Credit for payment of interest on the First Priority Notes or the Second Priority Notes, such Draw Amount. Funds on deposit in the Letter of Credit Account shall be disbursed by the Collateral Agent in accordance with Section 3.3(e).

                  (e) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent a trust account (the "Operating Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors, with the Manager having the right to withdraw amounts held therein subject to the limitations set forth in Section 3.3(f), into which there shall be deposited on the first Business Day of each calendar month, and the Collateral Agent is hereby directed to deposit, commencing after the Delivery Date of the first Vessel, from amounts withdrawn from the Revenue Account an amount (the "Monthly Operating Deposit") by which the Budgeted Monthly Operating Balance then in effect exceeds the balance of funds in the Operating Account as of the opening of business on such first Business Day, as certified by the Manager to the Trustees, CSFB and the Collateral Agent as of such first Business Day. In addition, on and after any Business Day commencing 90 days prior to the Delivery Date of the first Vessel, as reasonably expected by the Company and evidenced by an Officer's Certificate of the Company delivered to the Collateral Agent, upon receipt by the Collateral Agent of a written request from the Manager that a Working Capital Draw be made under the Letter of Credit to the extent the funds in the Operating Account are insufficient to meet actual operating expenses (including the Manager's Fees and the fees of GEBAB under the Technical Supervision Agreement and the Commercial Management Agreement for which the Manager


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                                                                              14



has received an invoice), the Collateral Agent will make a Working Capital Draw in the amount requested by the Manager (but not to exceed the maximum amount then available under the Letter of Credit for Working Capital Draws) and deposit the Draw Amount into the Operating Account. Funds on deposit in the Operating Account shall be disbursed by the Manager in accordance with Section 3.3(f).

                  (f) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent a trust account (the "Casualty Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors into which there shall be deposited, and the Collateral Agent is hereby directed to deposit, (i) any cash proceeds (other than amounts representing the Refund Amount or the proceeds of the Performance Bonds or any Building Contract Guarantee) from the exercise of remedies against a Builder in respect of any Vessel; and (ii) any Insurance Proceeds (other than with respect to a Total Loss) payable to the Collateral Agent as assignee of the Owners and the Manager, pursuant to the terms of the Insurance Policies. Funds on deposit in the Casualty Account shall be disbursed by the Collateral Agent in accordance with Section 3.3(g).

                  (g) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent a trust account (the "Termination Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors into which there shall be deposited, and the Collateral Agent is hereby directed to deposit, in the event of a Total Loss or in the event of a termination by an Owner of its Building Contract, any Insurance Proceeds or the Refund Amounts with respect to the related Vessel and any other Vessel that has not been accepted as of such date of termination, if any, and any amounts collected in respect of the related Building Contract Guarantees and Performance Bonds, as the case may be. The Refund Amounts and any amounts collected in respect of the related Building Contract Guarantees and the Performance Bonds, together with the amounts withdrawn from the Pre-Funding Account and the Capitalized Interest Account as set forth in Section 3.3(a)(v) and 3.3(b) shall be deposited into the Termination Account to be remitted FIRST, to CSFB in an aggregate amount equal to the sum of (i) any accrued and unpaid fees owing under the Letter of Credit Reimbursement

Agreement, (ii) all Working Capital Draws made with respect to such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and
(iii) the Allocated Portion of Interest Draws for such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and THEN, to the Trustees for application in redemption of the Allocated Principal Amount of the Notes for such Vessels. Any Insurance Proceeds deposited in the Termination Account in the event of a Total Loss shall be disbursed by the Collateral Agent, in accordance with Section 3.3(g).

                  (h) There is hereby established and, at all times hereafter until the trusts created by this Agreement shall have terminated, there shall be maintained with the Collateral Agent at the corporate trust office of the Collateral Agent, a trust account (the "Collateral Account") in the name and under the control of the Collateral Agent for the benefit of the Representatives for the benefit of the Secured Creditors into which there shall be deposited by the Collateral Agent (i) the cash proceeds of any sale of, or other realization upon, all or any part of the Collateral upon exercise by the Collateral Agent of any rights and remedies under this Agreement, the Letter of Credit Reimbursement Agreement, and the Indentures, (ii) any other amounts received by the Collateral Agent upon the occurrence and continuation of an Event of Default, if such amounts are not otherwise applied as set forth in Section 3.3(c), (iii) any other amounts received by the Collateral Agent pursuant to any of the Security Agreements for which this Agreement does not specify a Trust Account into which such amount is to be deposited, and (iv) upon the occurrence and continuation of an Event of Default, at the instruction of the Senior Representative, funds from any other Trust Account. Funds on deposit in the Collateral Account shall be disbursed in accordance with Section 3.4.

                  (i) Any income received by the Collateral Agent with respect to the balance from time to time outstanding to the credit of any Trust Account, including any interest or capital gains on Temporary Cash Investments, shall be deposited in the Revenue Account. All cash amounts on deposit from time to time in the Trust Accounts, together with any Temporary Cash Investments from time to time made with amounts on deposit therein as provided herein, shall constitute part of the Collateral. The deposit or holding of such amounts in any Trust Account or the Operating Account shall not constitute payment of the Obligations until applied to the payment of the Obligations as provided herein. The parties to this Agreement agree that all income from Temporary Cash Investments shall be income of the

Owners, to be held in the sole and exclusive control of the Collateral Agent pursuant to this Agreement.

                   (j) The Collateral Agent shall establish the Trust Accounts in The City of New York and shall hold all Trust Moneys relating to the Collateral in its name as Collateral Agent under this Agreement in the Trust Accounts, on behalf of the Representatives for the benefit of their respective Secured Creditors, and shall maintain such Trust Accounts and, subject to this
Section 3.1(j), administer the funds in accordance with the specific direction of the Senior Representative given in accordance with the applicable Debt Instrument; PROVIDED, HOWEVER, that in the event that any such Trust Moneys shall consist of Proceeds, such Proceeds shall in each instance be (i) segregated from all other Trust Moneys and (ii) maintained in a separate Trust Account by the Collateral Agent in the jurisdiction in which the Collateral to which such Proceeds relate is, or was, as the case may be, located if necessary to preserve the Collateral Agent's perfected security interest in such Proceeds under the laws of such jurisdiction. The Collateral Agent may require an Opinion of Counsel (at the Company's expense) for the purpose of making the foregoing determination. The Collateral Agent hereby represents that (i) it is not directly or indirectly controlled by any Owner, the Company or Holdings, or any affiliate of them and (ii) it does not have any knowledge of any adverse claim with respect to the Collateral.

                  SECTION 3.2. INVESTMENT OF FUNDS DEPOSITED IN TRUST ACCOUNTS. Amounts on deposit in the Trust Accounts shall be invested and re-invested from time to time in such Temporary Cash Investments as the Company shall direct by written instruction to the Collateral Agent, which Temporary Cash Investments shall be held in the name and be under the control of the Collateral Agent or a successor Collateral Agent as provided under Section 7.5. If the amounts on deposit in any of the Trust Accounts are invested in a Temporary Cash Investment described in clause (iv), (v) or (vii) of the definition thereof and the ratings thereof fall below the ratings that are indicated in such clause, either the Company or the Majority Secured Creditors shall direct the Collateral Agent in writing to re-invest such amounts in another Temporary Cash Investment. In order to provide the Collateral Agent, for the benefit of the Secured Creditors, with a perfected security interest in any Temporary Investment, each Temporary Investment shall be either:

                  (A) evidenced by negotiable certificates or instruments, or if nonnegotiable then issued in the name of the Collateral Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Collateral Agent or any agent thereof in the State of New York; or

                  (B) in book-entry form and issued by the United States or any agency thereof and backed by the full faith and credit of the United States, and subject to pledge under applicable state law and Treasury regulations and as to which appropriate measures shall have been taken for perfection of the security interests; or

                  (C) in the case of a guaranteed investment contract, issued in the name of the Collateral Agent (or any agent) and delivered to and held by the Collateral Agent (or such agent).


In the absence of negligence or willful misconduct, the Collateral Agent shall not be responsible for any loss resulting from any such Temporary Cash Investment.

                  SECTION 3.3. PAYMENTS FROM TRUST ACCOUNTS. (a) The Collateral Agent will withdraw funds from the Pre- Funding Account and apply such amounts as follows: (i) on each Vessel Purchase Installment Date for each Vessel, an amount equal to the installment then due with respect to such Vessel to be remitted to the Builders as an installment payment of the Purchase Price of such Vessel, PROVIDED that each of CSFB, the Trustees and the Collateral Agent has received written notice from the Company of such Vessel Purchase Installment Date at least three Business Days prior to such date, and PROVIDED FURTHER, that in such written notice the Company shall represent and warrant to the Collateral Agent that there has not been any material default under the related Building Contract; (ii) at any time and from time to time, PROVIDED that CSFB, the Collateral Agent and the Trustees have received a written request from the Company for such payment at least three Business Days prior to such date of withdrawal, (A) an amount equal to that portion of any fee allocable to a Vessel and then due and payable prior to the Delivery Date of such Vessel pursuant to the terms of the Management Agreement or any fees due and payable pursuant to the Letter of Credit Reimbursement Agreement to be remitted to the Manager or CSFB, as the case may be; PROVIDED, HOWEVER, that amounts withdrawn from the Pre-Funding Account to make payments as described in this clause (A) shall not in the aggregate exceed the sum of all amounts deposited into the Pre-Funding Account pursuant to Section 3.1(a)(i)(B); (B) an amount equal to any payments due in connection with the purchase of Vessels' supplies; PROVIDED, HOWEVER, that amounts withdrawn from the Pre-Funding Account to make payments described in this clause (B) shall not in the aggregate exceed the sum of all amounts deposited into the Pre-Funding Account pursuant to Section 3.1(a)(i)(C); (iii) on the Delivery Date for each Vessel, PROVIDED that the conditions precedent set forth in Section 3.5 of this Agreement have been satisfied, an amount equal to (A) the final installment of the Purchase Price for such Vessel, and to be remitted to the Builders, plus (B) fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the Registration Jurisdiction related to such Vessel, as certified by, and to be remitted to, the Manager; (iv) on each Interest Payment Date occurring after the Contractual Delivery Date of a Vessel and before the Delivery Date of such Vessel, an amount, certified by the Trustees, equal to the interest accrued on the Allocated Principal Amount of the Notes for such Vessel to be deposited in the Revenue Account; (v) if any Owner elects to terminate the Building Contract for its Vessel due to a material breach of such Building Contract by the Builders, unless the Builders shall have remitted all liquidated damages in accordance with the terms of the Building Contract to the Collateral Agent, an amount equal to the remaining funds in the Pre-Funding Account to be deposited into the Termination Account for application FIRST, to CSFB in an aggregate amount equal to the sum of (i) any accrued and unpaid fees owing under the Letter of Credit Reimbursement Agreement, (ii) all Working Capital Draws made with respect to such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and (iii) the Allocated Portion of Interest Draws for such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and THEN, in redemption of such portion of the First Priority Notes or the Second Priority Notes, as the case may be, as required by the terms of the Notes; (vi) on the Delivery Date of the last Vessel, the amounts remaining in the Pre-Funding Account after the payment of the final installment of the Purchase Price to the Builders and the remittance of the fees and expenses incurred in connection with the recordation and filing of the related Security Agreements in the Registration Jurisdiction related to such Vessel to the Manager, to be deposited into the Revenue Account; and (vii) any and all investment income earned from Temporary Cash Investments held therein, from time to time, at the request of the Owners, for deposit in the Capitalized Interest Account.

                  (b) On each Interest Payment Date prior to the Contractual Delivery Date of a Vessel, the Collateral Agent will withdraw from the Capitalized Interest Account in respect of each such Vessel an amount equal to the interest accrued on the Allocated Principal Amount of the Notes for such Vessel and shall deposit such amount into the Revenue

Account. In addition, if an Owner elects to terminate the Building Contract for its Vessel due to a material breach of such Building Contract by the Builders, then the remaining funds in the Capitalized Interest Account shall be withdrawn from the Capitalized Interest Account and deposited into the Termination Account for application FIRST, to CSFB in an aggregate amount equal to the sum of (i) any accrued and unpaid fees owing under the Letter of Credit Reimbursement Agreement, (ii) all Working Capital Draws made with respect to such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and
(iii) the Allocated Portion of Interest Draws for such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and THEN, in redemption of such portion of the First Priority Notes or the Second Priority Notes, as the case may be, as required by the terms of the Notes.

                  (c)(i) On the first Business Day of each calendar month, the Collateral Agent is hereby directed and authorized to withdraw funds from the Revenue Account and to apply such funds in the following order of priority:

                  (A) FIRST, for deposit into the Operating Account, an amount equal to the Monthly Operating Deposit (as certified by the manager);

                  (B) SECOND, to CSFB, an amount, as certified to the Collateral Agent by CSFB, equal to all accrued and unpaid interest on all outstanding Draws under the Letter of Credit, to such date and, after the Delivery Date of the last Vessel, the sum of all accrued and unpaid fees payable in respect of the Letter of Credit to such date;

                  (C) THIRD, to CSFB, an amount as certified to the Collateral Agent by CSFB, equal to the aggregate amount of Working Capital Draws outstanding on such date; and

                  (D) FOURTH, to CSFB, an amount, as certified to the Collateral Agent by CSFB, equal to the aggregate amount of Interest Draws outstanding on such date;

PROVIDED, HOWEVER, that, in the event the first Business Day of any calendar month is a Management Fee Payment Date (as defined below), the application of funds on such Business Day pursuant to subparagraphs (c)(i) (B), (C) and (D) above shall be subordinate to the prior payment of the Manager's Fee as set forth in the following paragraph; PROVIDED FURTHER, HOWEVER, that in the event that the first Business Day of any calendar month is an Interest Payment Date, the application of funds on such Business Day pursuant to subparagraphs
(c)(i)(C) and (D) above shall also be
subordinate to the prior payments set forth in subparagraph (c)(iii)(A) below.

                  (ii) On the first Business Day of each January, April, July and October (each a "Management Fee Payment Date") after the Delivery Date of the first Vessel, after its receipt from the Manager of a written statement describing the amounts then due and payable, subject to the prior application of funds in the Revenue Account on such Business Day in accordance with paragraph
(c)(i)(A), the Collateral Agent is hereby directed and authorized to withdraw from the Revenue Account, to the extent of funds available therein, an amount equal to the aggregate Manager's Fee then payable pursuant to the Management Agreement, the Commercial Management Agreement and the Technical Management Agreement, and to remit such amount to the Manager.

                  (iii) Subject to the prior application of funds in the Revenue Account on such Interest Payment Date in accordance with paragraph (C)(i)(A) and
(B) and (C)(ii), if applicable, on each Interest Payment Date the Collateral Agent is hereby directed and authorized to withdraw funds from the Revenue Account, to the extent of funds available therein, and to apply such funds in the following order of priority:

                  (A) prior to the Delivery Date of the last Vessel, to CSFB, the sum of all accrued and unpaid fees allocable to Vessels for which the Delivery Date has occurred and payable in respect of the Letter of Credit to such date;

                  (B) after the Delivery Date of the first Vessel, to the Trustees and the Collateral Agent, on a PRO RATA basis in accordance with amounts owed, an amount, as calculated and certified by the respective Trustee or the Collateral Agent, equal to the accrued and unpaid fees and expenses payable in respect of the Indentures and this Agreement;

                  (C) to the First Priority Trustee for the benefit of the Holders of First Priority Notes, an amount, as certified to the Collateral Agent by the First Priority Trustee, equal to all accrued and unpaid interest to such Interest Payment Date on the First Priority Notes; and

                  (D) to the Second Priority Trustee for the benefit of the Second Priority Notes, an amount, as certified to the Collateral Agent by the Second Priority Trustee, equal to the accrued and unpaid interest to such Interest Payment Date on the Second Priority Notes.

                  Any amounts that remain in the Revenue Account on an Interest Payment Date after application in accordance with this paragraph (c) will be treated as Available Cash for purposes of the Indentures.

                  The Company may from time to time direct the Collateral Agent to withdraw, to the extent of Available Cash, cash from the Revenue Account to be remitted to the Company for the purpose of enabling the Company to purchase Notes in open market transactions, provided that concurrently therewith the Company tenders such Notes to the applicable Trustee for cancelation pursuant to the applicable Indenture and the applicable Trustee acknowledges such tender and cancelation to the Collateral Agent.

                  (d) From time to time after the Delivery Date of the first Vessel, in the event of an extraordinary expense incurred by an Owner or the Manager on behalf of an Owner in order to maintain and operate a Vessel in accordance with the related Mortgage, as certified and described in reasonable detail in writing by the Manager to CSFB, the Trustees and the Collateral Agent, which expense is immediately due and payable, the Collateral Agent is hereby directed and authorized to withdraw (each, an "Extraordinary Remittance") from amounts on deposit in the Revenue Account an amount sufficient to meet such extraordinary expense and to deposit such amount into the Operating Account.

                  (e) On each Interest Payment Date after the Delivery Date for the first Vessel, the Collateral Agent is hereby directed and authorized to withdraw any funds on deposit in the Letter of Credit Account and to deposit such funds into the Revenue Account and to apply such funds on such Interest Payment Date solely to discharge amounts payable as described in subparagraphs
(c)(iii)(B) and (C) above; PROVIDED, HOWEVER, that the Collateral Agent shall not apply such funds to pay amounts owed as described in subparagraph
(c)(iii)(C) unless the Company shall have, prior to or on such Interest Payment Date, issued additional Second Priority Notes in an aggregate principal amount of $16.5 million, as evidenced by an Officers' Certificate furnished to the Collateral Agent by the Company.

                  (f) The Manager is hereby authorized to withdraw amounts on deposit in the Operating Account, from time to time, to pay the operating expenses of (i) Vessels as to which the Delivery Date has occurred and (ii) to the extent of Working Capital Draws deposited therein, Vessels the Delivery Date of which is reasonably expected by the

Company, as evidenced by an Officer's Certificate delivered to the Collateral Agent, to occur within 90 days of the date of such withdrawal; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default, the Manager shall not make any withdrawals from the Operating Account without the prior written consent of the Collateral Agent. On the fifteenth day of each January, April, July and October, the Company and the Owners shall cause the Manager to provide to the Trustees, CSFB and the Collateral Agent a reasonably detailed statement setting forth, on an aggregate and per Vessel basis, how the amounts withdrawn from the Operating Account were applied during the immediately preceding calendar quarter.

                  (g)(i) The Collateral Agent is hereby directed and authorized to apply funds on deposit in the Casualty Account from time to time to pay, upon the written request of the Manager, for the repair or salvage of any of the Vessels, if, in each case, the following conditions have been met: (A) if no Event of Default has occurred or is continuing, the Manager has certified to the Trustees and the Collateral Agent that such repairs are necessary or desirable for the use, operation and maintenance of such Vessel; and (B) if an Event of Default has occurred and is continuing, the Collateral Agent, in its sole discretion, has determined to apply such amounts to pay for the repair or salvage of such Vessel. If repair of such Vessel is deemed not to be desirable by the Manager or the Collateral Agent, pursuant to either clause (A) or (B) above, the Collateral Agent is hereby directed and authorized (x) to retain such funds in the Casualty Account if no Event of Default has occurred or is continuing, and (y) to withdraw such funds and to deposit them into the Collateral Account if an Event of Default has occurred and is continuing.

                  (ii) Upon receipt of a written instruction from the Manager, the Collateral Agent may withdraw funds from the Casualty Account on any Interest Payment Date to cover any deficiency which would otherwise arise if funds then available in the Revenue Account are insufficient to pay amounts required to be paid from the Revenue Account on such Interest Payment Date as described under Section 3.3(c) but only to the extent that such funds on deposit in the Casualty Account have not previously been designated to pay the costs of the repair or salvage of the related Vessel giving rise to the deposit of such funds.

                  (h)(i) The Collateral Agent is hereby directed and authorized to apply any Insurance Proceeds deposited into the Termination Account in the event of a Total Loss in the following order of priority within 30 days following such deposit:

                  FIRST: to CSFB, the Trustees and the Collateral Agent, pro rata to each of them in accordance with the amounts owed, an amount equal to any accrued and unpaid fees owing under the Letter of Credit Reimbursement Agreement and Trustee and Collateral Agent fees and all reasonable expenses and charges incurred by or on behalf of CSFB, the Trustees and the Collateral Agent in connection with the ascertainment or protection of their respective rights and the pursuance of their respective remedies under the Indentures, the Letter of Credit Reimbursement Agreement or any of the Security Agreements (including the reasonable fees and expenses of counsel) in each case as certified in writing to the Collateral Agent by CSFB, the Trustees or the Collateral Agent, as the case may be;

                  SECOND: to CSFB, an amount, as certified in writing to the Collateral Agent by CSFB, equal to all Working Capital Draws made with respect to such Vessel which remain unreimbursed, together with interest thereon payable pursuant to the Letter of Credit Reimbursement Agreement;

                  THIRD: to CSFB, an amount, as certified in writing to the Collateral Agent by CSFB, equal to the Allocated
Portion of Interest Draws for a Vessel which remain unreimbursed, together with interest thereon payable pursuant to the Letter of Credit Reimbursement Agreement;

                  FOURTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Notes, an amount, as certified in writing to the Collateral Agent by the First Priority Trustee, equal to any accrued and unpaid interest in respect of the First Priority Notes then outstanding;

                  FIFTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Notes, an amount, as certified in writing to the Collateral Agent by the Second Priority Trustee, equal to any accrued and unpaid interest in respect of the Second Priority Notes then outstanding;

                  SIXTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Notes, an amount, as certified in writing to the Collateral Agent by the First Priority Trustee, equal to the outstanding principal of the First Priority Notes;

                  SEVENTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Notes, an amount, as certified in writing to the Collateral Agent by the Second Priority Trustee, equal to the outstanding principal of the Second Priority Notes; and

                  EIGHTH: to the Revenue Account, any remaining funds.

                  (ii) In the event of a termination by an Owner of its Building Contract and upon receipt of written instructions from the relevant Trustee setting forth the amount of such withdrawal and the proper application thereof in accordance with the Indentures, the Collateral Agent may withdraw funds on deposit in the Termination Account to be applied FIRST, to CSFB in an aggregate amount equal to the sum of (i) any accrued and unpaid fees owing under the Letter of Credit Reimbursement Agreement, (ii) all Working Capital Draws made with respect to such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and (iii) the Allocated Portion of Interest Draws for such Vessels which remain unreimbursed, together with accrued and unpaid interest thereon and THEN, for the redemption of the First Priority Notes or the Second Priority Notes, as the case may be, as required by the terms of the Indentures.

                  SECTION 3.4. APPLICATION OF MONEYS IN THE TRUST ACCOUNTS UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default under a Debt Instrument, the applicable Representative may, subject to the terms and provisions of this Agreement and upon the acceleration of all amounts owing under such Debt Instrument to be immediately due and payable, direct the Collateral Agent to exercise one or more remedies permitted by Article VII of this Agreement in order to satisfy the claims of the applicable Secured Creditors.

                  All amounts on deposit in the Trust Accounts that may be distributed in the event of an Event of Default will be distributed on one or more distribution dates selected by the Collateral Agent or at the request of the Senior Representative or the Majority Secured Creditors, in the following order of priority, to the extent of funds available therein:

                  FIRST: to CSFB, the Trustees and the Collateral Agent, pro rata to each of them in accordance with the amounts owed, an amount equal to any accrued and unpaid fees owing under the Letter of Credit Reimbursement Agreement, any Trustee and Collateral Agent fees and all reasonable expenses and charges incurred by or on behalf of CSFB, the Trustees and the Collateral Agent in connection with the ascertainment or protection of their respective rights and the pursuance of their respective remedies under the Debt Instruments or any of the Security Agreements (including the reasonable fees and expenses of counsel) in each case as certified in writing to the Collateral Agent by CSFB, the Trustees or the Collateral Agent, as the case may be;

                  SECOND: to CSFB, an amount, as certified in writing to the Collateral Agent by CSFB, equal to any amounts owing pursuant to the Letter of Credit Reimbursement
Agreement with respect to Working Capital Draws, including all accrued and unpaid interest thereon;

                  THIRD: to CSFB, an amount, as certified in writing to the Collateral Agent by CSFB, equal to any amounts owing pursuant to the Letter of Credit Reimbursement
Agreement with respect to Interest Draws, including all accrued and unpaid interest thereon;

                  FOURTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Notes, an amount, as certified in writing to the Collateral Agent by the First Priority Trustee, equal to any accrued and unpaid interest in respect of the First Priority Notes then outstanding;

                  FIFTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Notes, an amount, as certified in writing to the Collateral Agent by the Second Priority Trustee, equal to any accrued and unpaid interest in respect of the Second Priority Notes then outstanding;

                  SIXTH: to the First Priority Trustee for the benefit of the Holders of the First Priority Notes, an amount, as certified in writing to the Collateral Agent by the First Priority Trustee, equal to the outstanding principal of the First Priority Notes;

                  SEVENTH: to the Second Priority Trustee for the benefit of the Holders of the Second Priority Notes, an amount, as certified in writing to the Collateral Agent by the Second Priority Trustee, equal to the outstanding principal of the Second Priority Notes; and

                  EIGHTH: to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, the excess, if any.

                  SECTION 3.5. CONDITIONS TO CERTAIN DISBURSEMENTS FROM THE PRE-FUNDING ACCOUNT. With respect to each Vessel, the remittance to the Builders of the (a) final installment of the Purchase Price for such Vessel on the Delivery Date of such Vessel as described in Section 3.3(a)(iii) shall be subject to the Collateral Agent's receipt of the following items on or prior to the Delivery Date for such Vessel:

                  (i) executed originals of the Security Agreements (in the forms attached hereto as Exhibits A and B) relating to such Vessel to the extent not previously delivered to the Collateral Agent;

                  (ii) written evidence that the Vessel has been registered in the name of the applicable Owner under the laws of the Registration Jurisdiction;

                  (iii) evidence that the related Mortgage has been recorded under the laws of the Registration
         Jurisdiction;

                  (iv) written confirmation from the Classification Society that such Vessel is classed in the highest category for ships of the same type as the Vessel with the Classification Society free of recommendations and notations affecting class;

                  (v) an Officers Certificate of the Company that all necessary governmental or regulatory approvals, licenses and authorities which are necessary to the operation of such Vessel have been obtained;

                  (vi) written confirmation from each of the Builders that upon remittance to them of the final installment of the Purchase Price for such Vessel, such Builder will have no further claims of any nature in respect of such Vessel and that there are no disputes between such Builder and the Company or its Affiliates relating to the related Building Contract;

                  (vii) an executed Opinion of Counsel substantially in the form of Exhibit D hereto; and

                  (viii) such other items as the Collateral Agent may reasonably require.

                  (b) the fourth installment of the Purchase Price for such Vessel on the related Vessel Purchase Installment Date as described in Section 3.3(a)(i) shall be subject to the Collateral Agent's receipt of evidence of delivery and acceptance of each of the Vessels having a Contractual Delivery Date prior to the Contractual Delivery Date of such Vessel.

                  SECTION 3.6. COLLATERAL AGENT'S CALCULATIONS. All distributions made by the Collateral Agent pursuant to this Article III shall (subject to any decree of any court of competent jurisdiction) be final, and the Collateral Agent shall have no duty to inquire as to the application of any amounts so distributed. However, if at any time the Collateral Agent determines that an allocation or distribution previously made pursuant to this Article III was based on a mistake of fact, the Collateral Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions thereunder upon written confirmation from the Company of the amount of such allocations and distributions so that, on a cumulative basis, the Secured Creditors receive the distributions to which they would have been entitled if such mistake of fact had not been made.

                  SECTION 3.7. DISTRIBUTION TO THE COMPANY. Except as specifically set forth in Section 3.4, so long as any Obligations under the Debt Instruments remain outstanding, the Collateral Agent shall not distribute any amounts held in the Trust Accounts to the Company.

                  SECTION 3.8. ACTIONS OF THE COLLATERAL AGENT UNDER THE LETTER OF CREDIT. The Collateral Agent is hereby authorized and directed to take all actions and deliver all documents necessary to make Interest Draws, Working Capital Draws and Final Draws under the Letter of Credit as contemplated by the terms of the Indentures, and the Company hereby agrees to deliver to the Collateral Agent any certificates requested by the Collateral Agent to enable the Collateral Agent to take such action. In furtherance of the foregoing, the Collateral Agent is hereby directed and authorized to deliver a Drawing Certificate to CSFB from time to time in connection with (a) Interest Draws under the Letter of Credit to be applied to the payment of (i) unreimbursed principal and interest owing under the Letter of Credit Reimbursement Agreement on Interest Draws (ii) unpaid fees owing under the Letter of Credit Reimbursement Agreement and (b) Working Capital Draws under the Letter of Credit to be applied to the payment of unreimbursed principal and interest owing under the Letter of Credit Reimbursement Agreement on Working Capital Draws, in each case, to the extent that such amounts due have not been paid when due from amounts on deposit in the Trust Accounts.

                  SECTION 3.9. TEMPORARY CASH INVESTMENTS. The Company hereby covenants and agrees that it will direct the Collateral Agent to invest amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account, respectively, in Temporary Cash Investments that will provide cash at such times and in such amounts as will be sufficient to pay each installment of the Purchase Price of the Vessels and to pay interest (excluding additional interest payable on such Notes pursuant to a Registration Default) on the Allocated Principal Amount of the Notes for each Vessel during the period prior to the Contractual
Delivery Date of such Vessel.

                                   ARTICLE IV

                     THE SECURITY INTEREST; LETTER OF CREDIT

                  SECTION 4.1. GRANT OF SECURITY INTEREST. (a) To secure the payment in full of the principal of, premium, if any, and interest on the Obligations, any other amounts due under this Agreement or any other Security Agreement and the performance of all covenants, terms and conditions under the Debt Instruments, this Agreement and the other Security Agreements, the Company and each Owner does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and grant a security interest in and confirm to the Collateral Agent, its successors and assigns, in trust for the ratable benefit of the Secured Creditors, a first priority security interest in and first Lien on all estate, right, title and interest of the Company and such Owner in, to and under the following described property, rights and privileges (the "Trust Estate"), whether now owned or existing or hereafter acquired or arising and regardless of where located, which collectively, including all property specifically subjected to the Lien of this Agreement by the terms hereof, by any supplement or amendment hereto, are included within the Trust Estate, subject to the other terms and conditions of this Agreement:

                  (i) each Vessel, in accordance with the terms and conditions of the related Mortgage;

                  (ii) the Management Agreement;

                  (iii) the Commercial Management Agreement;

                  (iv) the Technical Management Agreement;

                  (v) the Technical Supervision Agreement;

                  (vi) each Building Contract;

                  (vii) each Building Contract Guarantee;

                  (viii) each Performance Bond;

                  (ix) each Issue of One Debenture;

                  (x) all rights of the Company or such Owner to receive payments of any kind, to execute any election or option or to give or receive any notice, consent, waiver or approval under or in respect of any of the foregoing documents and instruments;

                  (xi) all the charterhire, tolls, rents, issues, profits, products, revenues and other income (including insurance, warranty and sales proceeds) of the property subjected or required to be subjected to the Lien of this Agreement, and all of the estate, right, title and interest of the Company or such Owner in and to the same and every part of said property, in accordance with the related Assignment of Earnings and Insurances;

                  (xii) all moneys and securities, including any Temporary Cash Investments, now or hereafter paid or deposited or required to be paid or deposited to or with the Collateral Agent or for the account of the Company or such Guarantor or otherwise pursuant to any term of any Security Agreement, and held or required to be held by the Collateral Agent hereunder whether in a Trust Account or otherwise;

                  (xiii) all requisition proceeds with respect to any Vessel or any part thereof (to the extent of the Collateral Agent's interest therein, as mortgagee of such Vessel, pursuant to the terms of the Mortgage) and all Insurance Proceeds with respect to any Vessel or any part thereof (to the extent of the Collateral Agent's interest therein, as mortgagee of such Vessel, pursuant to the terms of the Mortgage and pursuant to the related Assignment of Earnings and Insurances);

                  (xiv) any charter assigned to the Collateral Agent pursuant to the Assignment of Earnings and Insurances;
         and

                  (xv) all income, replacements, substitutions, payments and proceeds of the foregoing.

                  (b) It is expressly agreed that anything contained in this Agreement to the contrary notwithstanding, each Grantor shall remain liable under all agreements, documents or instruments to which such Grantor is a party which are assigned pursuant to the Security Agreements to perform all the obligations assumed by it under any of those documents or instruments, all in accordance with and pursuant to the terms and provisions of those agreements, documents or instruments, and the Collateral Agent and the other Secured Creditors shall have no obligation or liability by reason of the Security Agreements by reason of or arising out of the assignment of such agreements documents or instruments pursuant to the Security Agreements, nor shall the Collateral Agent and the other Secured Creditors be required or obligated in any manner to perform or fulfill any obligations of the Grantors under or pursuant to such agreements documents or instruments or, except as expressly provided in this Agreement, to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it thereunder, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  SECTION 4.2. RECORDING, ETC. (a) The Grantors will cause the applicable Security Agreements, including the Mortgages and any financing statements, all amendments or supplements to each of the foregoing and any other similar security documents as necessary, to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law or reasonably requested by the Collateral Agent and shall take all further action that may be necessary and desirable in order fully to preserve, protect and perfect the Lien of the Collateral Agent securing the Obligations (for the ratable benefit of the Secured Creditors) and to effectuate and preserve the security of the Secured Creditors and all rights of the Collateral Agent. Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien created hereunder and under the other Security Agreements, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

                  (b) The Company, as agent for the other Grantors, shall furnish the Collateral Agent:

                  (i) promptly after the execution and delivery of this Agreement, and promptly after the execution and delivery of any other instrument of further assurance or amendment, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, and as of the date of such opinion, this Agreement and the other applicable Security Agreements (other than the Mortgages and the Assignments of Earnings and Insurances) and all other instruments of further assurance or amendment have been properly recorded, registered and filed, as appropriate, to the extent necessary to make effective the Lien intended to be created by such Security Agreements on the Collateral delivered on the Issue Date and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that as to such Security Agreements and such other instruments such recording, registering and filing are the only recordings, registering and filings necessary to give notice thereof and that no re-recordings, re-registering or re-filings are necessary to maintain such notice, and further stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Secured Creditors and the Collateral Agent hereunder and under the other Security Agreements or (ii) stating that, in the opinion of such counsel, no such action is necessary to make any Lien created under any of the Security Agreements in and to the Collateral delivered on the Issue Date effective as intended by such Security Agreements; and

                  (ii) within 30 days after August 1 in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either (i) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Agreement and all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Agreement and the other Security Agreements in and to all the Collateral then required to be delivered by the Grantors to the Collateral Agent hereunder as of such date and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Secured Creditors hereunder and under the other Security Agreements to such Collateral or
         (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

                  SECTION 4.3. REPRESENTATION AND WARRANTIES. Each of the Grantors hereby represents and warrants on the Issue
Date as follows:

                  (a) such Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a security interest hereunder and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained;

                  (b) the security interest constitutes a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations; the security interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens; and

                  (c) such Grantor owns the Collateral free and clear of any Lien, except for Permitted Liens; has not filed or consented to the filing of
(a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral other than those that may be filed in favor of the Collateral Agent pursuant to this Agreement, or (b) any assignment in which it assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document is still in effect, except, in each case, for Permitted Liens.

                  SECTION 4.4. PROTECTION OF THE TRUST ESTATE. The Collateral Agent shall have the power to enforce the obligations of the Grantors under this Agreement and under the other Security Agreements, to the extent permitted hereunder and thereunder, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral under any of the Security Agreements and in the profits, rents, revenues and other income arising therefrom, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair any Collateral or be prejudicial to the interests of the Secured Creditors.

                  SECTION 4.5. RELEASE OF LIEN. (a) So long as no Event of Default has occurred and is continuing, Collateral may be released from the Lien and security created by this Agreement and the other Security Agreements, as the case may be, at any time or from time to time in accordance with the express provisions of the Debt Instruments, this Agreement, the other Security Agreements and the Trust Indenture Act. In the case of Collateral consisting of cash or Temporary Cash Investments which are permitted to be withdrawn from the Trust Accounts and paid to Persons other than the Secured Creditors pursuant to
Article III, such Collateral shall be released as provided herein without the need for any Officer's Certificate, Opinion of Counsel, release, waiver or other action.

                  (b) Upon the request of the Grantors and pursuant to an Officer's Certificate and an Opinion of Counsel certifying that all conditions precedent hereunder have been met (to be provided at the sole cost and expense of the Grantors) and upon the satisfaction of such conditions precedent hereunder, the Collateral Agent shall release (i) any portion of the Collateral as to the release of which the consent of the Representative of each class of Secured Creditors (including CSFB, the Funding Bank and each of the Participating Banks) has been obtained, and (ii) all Collateral upon discharge of all Obligations under the Debt Instruments and the Security Agreements.

                  (c) Upon receipt of such Officer's Certificate and Opinion of Counsel described in paragraph (b) above, the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Agreement or this Agreement and the other Security Agreements, as the case may be. Whenever Collateral is to be released pursuant to this Section 4.5, the Collateral Agent shall execute any document or termination statement reasonably necessary to release the Lien of this Agreement or this Agreement and the other Security Agreements, as the case may be.

                  (d) The release of any Collateral from the terms of this Agreement or this Agreement and the other Security Agreements, as the case may be, will not be deemed to impair the Lien created by this Agreement in contravention of the provisions hereof. To the extent applicable, the Grantors shall cause Section 314(d) of the Trust Indenture Act relating to the release of property from the Lien arising out of the Security Agreements to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by any Responsible Officer of the Company; PROVIDED that to the extent required by Section 314(d) of the Trust Indenture Act, any such certificate or opinion shall be made by an independent engineer, appraiser or other expert (as such terms are set forth in Section 314(d) of the Trust Indenture Act), who is not an Affiliate of the Company or any other Grantor.

                  (e) Notwithstanding the other provisions of this Section 4.5, if no Event of Default has occurred and is continuing, upon the Collateral Agent's receipt of the Total Loss Payment for a Vessel, together with all other amounts owing under the Debt Instruments and the Security Agreements in respect of such Vessel, the Collateral Agent shall (i) release such Vessel and any portion of the Collateral delivered in connection with such Vessel from the Lien of this Agreement and (ii) release the Company and the related

Owner from any and all of its obligations hereunder, under the Debt Instruments and the related Security Agreements to the extent they arise in connection with such Vessel.

                  SECTION 4.6. LIMITATION ON COLLATERAL AGENT'S DUTY IN RESPECT OF COLLATERAL. Beyond its duties as to the custody thereof expressly provided herein or in any other Security Agreement and to account to the Secured Creditors and the Grantors for moneys and other property received by it under any Security Agreement, the Collateral Agent shall not have any duty to the Secured Creditors or the Grantors as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

                  SECTION 4.7. DELIVERY OF LETTER OF CREDIT. On the date hereof, the Company shall deliver to the Collateral Agent, for the benefit of the Trustees, a Letter of Credit substantially in the form attached hereto as Exhibit E.

                  SECTION 4.8. COLLATERAL AGENT APPOINTED ATTORNEY- IN-FACT. The Grantors hereby appoint the Collateral Agent as the Grantors' attorney-in-fact, with full authority in the place and stead of the Grantors and in the name of the Grantors or otherwise, from time to time in the Collateral Agent's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable in order to accomplish the purposes of this Article IV, including to receive, endorse and collect all instruments made payable to the Grantors representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

                  SECTION 4.9. COLLATERAL AGENT MAY PERFORM. If the Grantors fail to perform any agreement contained in this Article IV, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantors under Section 7.3.

                  SECTION 4.10.  APPLICATION OF PROCEEDS.  Upon the
occurrence and during the continuance of an Event of Default and after the acceleration of any Secured Debt pursuant to the Debt Instruments (so long as such acceleration has not been rescinded), any cash held by the Collateral Agent as Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be held in the Termination Account and shall be distributed by the Collateral Agent in the order of priority specified with respect to amounts on deposit in the Trust Accounts in Section 3.4.

                  SECTION 4.11. CONTINUING LIEN. Except as provided in Section 4.5, this Agreement shall create a continuing Lien on the Collateral that shall
(i) remain in full force and effect until payment in full of the Obligations,
(ii) be binding upon the Grantors and their successors and assigns and (iii) enure to the benefit of the Collateral Agent and its successors, transferees and assigns.


                                    ARTICLE V

                                   ASSIGNMENT

                  SECTION 5.1. ASSIGNMENT. Each Grantor hereby absolutely and unconditionally sells, assigns, transfers, sets over and delivers to the Collateral Agent, for the benefit of the Secured Creditors, in each case to the extent assignable, all right, title and interest that such Grantor may now or hereafter have in and to, and the right to exercise all rights and remedies that such Grantor may now or hereafter have under the Management Agreement, the Commercial Management Agreement, the Technical Management Agreement, the Technical Supervision Agreement, each Building Contract, each Building Contract Guarantee and each Performance Bond (collectively, the "Contracts").

                   The foregoing assignment encompasses the right of each Grantor to enjoy the benefits of the Contracts, from and during the continuance of an Event of Default to amend, modify or terminate any of the Contracts, to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder, together with, from and during the continuance of an Event of Default, the continuing right to collect and receive all sums that may become due to such Grantor or that such Grantor may now or shall hereafter become entitled to demand or claim, arising from or out of the Contracts, including claims of such Grantor for refunds or damages arising out of, or for breach of, or default under, any of the Contracts and all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Contracts.

                  SECTION 5.2. REPRESENTATION AND WARRANTIES. Each Grantor represents and warrants that:

                  (a) such Grantor has the rights, power and authority to sell, assign, transfer, set over and deliver all of its rights, title and interest in and to the Contracts and no other Persons (other than the other parties to such Contracts (each such other party, a "Contractor", and collectively, the "Contractors")) have any right, title or interest therein;

                  (b) such Grantor has duly and timely performed to date all of the obligations, terms, covenants, conditions and warranties of the Contracts to be kept, observed and performed by such Grantor;

                  (c) to the knowledge of such Grantor, the Contractors have duly and timely performed to date all of the obligations, terms, covenants, conditions and warranties of the Contracts to be kept, observed and performed by each such Contractor; and

                  (d) as of the date hereof, there is no outstanding sale, assignment, mortgage, pledge, or other transfer or encumbrance by such Grantor of any of the Contracts, or any right, title or interest therein by such Grantor other than the assignment pursuant hereto.

                  SECTION 5.3. AFFIRMATIVE COVENANTS. Each Grantor shall, at its sole cost and expense:

                  (a) give prompt written notice to the Collateral Agent of any notice of default received from any Contractor or given by such Grantor to any Contractor (together with a copy of any such notice);

                  (b) deliver to the Collateral Agent at its request executed copies of the Contracts; and

                  (c) except to the extent provided to the Collateral Agent on the Issue Date, such Grantor shall use commercially reasonable efforts to obtain, within thirty (30) days after the Collateral Agent's request therefor, a written consent to the assignment pursuant hereto containing an agreement in form and substance reasonably satisfactory to the Collateral Agent, from the Contractor under each Contract, that, upon the exercise by the Collateral Agent of its rights hereunder, such Contractor shall continue to perform under its respective Contract for the benefit of the Collateral Agent, unless, with respect to such Contract, the Collateral Agent waives such requirement.

                  SECTION 5.4.  NEGATIVE COVENANTS.  Each Grantor
shall not, except with the Collateral Agent's prior written consent in each instance:

                  (a) further pledge, assign, mortgage or otherwise encumber or transfer (except hereby) the Contracts or any right, title or interest of such Grantor therein;

                  (b) except as expressly permitted under this Agreement or the Debt Instruments, waive, excuse, condone, discount, set off, compromise, or in any manner release or discharge any Contractor of and from any material monetary obligations of such Contractor under any Contract; and

                  (c) without obtaining the Collateral Agent's prior written consent, amend, modify or extend any existing Contract.


                                   ARTICLE VI

                               PLEDGED COLLATERAL

                  SECTION 6.1. PLEDGED COLLATERAL. (a) To secure the payment in full of the principal of, premium, if any, and interest on the Obligations, any other amounts due under this Agreement or any other Security Agreement and the performance of all covenants, terms and conditions under the Debt Instrument, this Agreement and the other Security Agreements:

                  (i) the Company hereby grants, bargains, sells, assigns, transfers, conveys, mortgages, pledges and delivers and grants a security interest to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Creditors, in all its right, title and interest in and to the following (the "Pledged Subsidiary Collateral"):

                           (A) all shares of Capital Stock of the Owners now
                  owned by the Company, which on the date hereof are identified on Schedule I hereto, and any shares of Capital Stock of the Owners hereafter acquired by the Company (collectively, the "Pledged Subsidiary Shares");

                           (B) all certificates representing any of the
                  Pledged Subsidiary Shares;

                           (C) the Intercompany Note identified on
                  Schedule I hereto; and

                           (D) all dividends, cash, instruments and other
                  property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing; and

                  (ii) Holdings (together with the Company, the "Pledgors") hereby grants, bargains, sells, assigns, transfers, conveys, mortgages, pledges and delivers and grants a security interest to the Collateral Agent, its successor and assigns, for the ratable benefit of the Secured Creditors, a security interest in all its right, title and interest in and to the following (the "Pledged Company Collateral" and, together with the Pledged Subsidiary Collateral, the "Pledged Collateral"):

                           (A) all shares of Capital Stock of the Company of
                  which Holdings is now the record Owner, which on the date hereof are identified on Schedule I hereto and any shares of Capital Stock of the Owners hereafter acquired by the Company (collectively, the "Pledged Company Shares" and, together with the Pledged Subsidiary Shares, the "Pledged Shares") (simultaneously herewith the record holder of the balance of the record interest in the shares of Capital Stock of the Company is pledging all such record interest to the Collateral Agent pursuant to a letter agreement dated the date hereof);

                           (B) all certificates representing any of the
                  Pledged Company Shares; and

                           (C) all dividends, cash, instruments and other
                  property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

                  SECTION 6.2. DELIVERY OF COLLATERAL. Any and all cash, certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Pledgors, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of different denominations.

                  SECTION 6.3.  REPRESENTATIONS AND WARRANTIES.
Each of the Pledgors hereby represents and warrants on the Issue Date as follows:

                  (a) it is the record owner of the Pledged Shares listed beside its name and described on Schedule I hereto, free and clear of any Lien, except for the Lien created by this Agreement;

                  (b) it has full corporate power, authority and legal right to pledge all the Pledged Collateral pledged by it pursuant to this Agreement;

                  (c) the Pledged Shares listed beside its name and described on
         Schedule I hereto have been duly authorized and are validly issued, fully paid and nonassessable;

                  (d) its pledge in accordance with the terms of this Agreement creates a valid and perfected first priority Lien on the Pledged Collateral pledged by it securing the payment and performance of the Obligations;

                  (e) in the case of the Company, the shares listed beside its name and described in Schedule I hereto represent 100.0% of the shares of Capital Stock of the Owners and, in the case of Holdings, the shares listed beside its name and described in Schedule I hereto represent 100.0% of the shares of Capital Stock of the Company in which Holdings holds a beneficial interest and represent 50% of the record interest of all shares of Capital Stock of the Company; and

                  (f) in the case of the Company, there are no existing options, warrants, calls or commitments of any character relating to any authorized and unissued Capital Stock of any Owners and, in the case of Holdings, there are no existing options, warrants, calls or commitments of any character relating to any authorized and unissued Capital Stock of the Company.

                  SECTION 6.4. FURTHER ASSURANCES. The Pledgors agree that at any time and from time to time, at their own expense, the Pledgors will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Collateral Agent may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. The Company further agrees that it will not issue any additional shares of its Capital Stock other than such shares that may be issued to Holdings. Without limiting the foregoing, the Pledgors shall, (i) at the time of the issuance by an Owner or the Company, as the case may be, of any shares of Capital Stock after the Issue Date, deliver 100.0% of such shares to the Collateral Agent as Pledged Collateral and provide to the Collateral Agent a revised Schedule I hereto, and (ii) at the time of any release of Pledged Shares pursuant to Section 4.4, provide to the Collateral Agent a revised Schedule I hereto. Any such revised Schedule I shall reflect any changes made necessary by the applicable acquisition or release, at which time the Pledgors shall be deemed to make their representations and warranties set forth in paragraphs (a) through (f) of Section 6.3 with respect to such Schedule I, as so revised.

                  SECTION 6.5. DIVIDENDS; VOTING RIGHTS; RELEASE OF PLEDGED COLLATERAL. (a) The Collateral Agent shall be entitled to receive and retain as Collateral all dividends paid and distributions made in respect of the Pledged Shares, whether so paid or made before or after any Default. Any such dividends shall, if received by the Pledgors, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgors and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Collateral Agent pursuant to this Section 6.5, and any other cash constituting Collateral delivered to the Collateral Agent, shall be invested, at the written direction of the Pledgors, by the Collateral Agent in Temporary Cash Investments.

                  (b) As long as no Default shall have occurred and be continuing and until written notice thereof from the Collateral Agent to the Pledgors, the Pledgors shall be entitled to exercise any and all voting and other consensual rights relating to Pledged Shares or any part thereof for any purpose; PROVIDED, HOWEVER, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Agreement, the other Security Agreements or the Debt Instruments.

                  (c) Upon the occurrence and during the continuance of a Default, all rights of the Pledgors to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.5(b) shall cease upon notice from the Collateral Agent to the Pledgors and upon the giving of such notice all such rights shall thereupon be vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (d) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 6.5(c), and to receive all dividends and distributions which it may be entitled to receive under Section 6.5(a), the Pledgors shall, if necessary, upon written notice of the Collateral Agent, from time to time execute and deliver to the Collateral Agent such instruments as the Collateral Agent may reasonably request.

                  (e) Notwithstanding anything to the contrary in this Article VI, upon the request of the Grantors and pursuant to an Officer's Certificate and an Opinion of Counsel certifying that all conditions precedent hereunder have been met (to be provided at the sole cost and expense of the Grantors) and upon the satisfaction of such conditions precedent hereunder, the Collateral Agent shall release (i) any portion of the Collateral as to the release of which the consent of the Representative of each class of Secured Creditors (including CSFB, the Funding Bank and each of the Participating Banks) has been obtained, and (ii) all Collateral upon satisfaction of all Obligations under the Debt Instruments and the Security Agreements. At the request of the Pledgors, the Collateral Agent shall execute and deliver appropriate instruments evidencing any release pursuant to this Section 6.5(e).

                  SECTION 6.6. COLLATERAL AGENT APPOINTED ATTORNEY- IN-FACT. The Pledgors hereby appoint the Collateral Agent as the Pledgors' attorney-in-fact, with full authority in the place and stead of the Pledgors and in the name of the Pledgors or otherwise, from time to time in the Collateral Agent's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable in order to accomplish the purposes of this Article VI, including to receive, endorse and collect all instruments made payable to the Pledgors representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

                  SECTION 6.7. COLLATERAL AGENT MAY PERFORM. If the Pledgors fail to perform any agreement contained in this Article VI, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgors under Section 7.3.

                  SECTION 6.8. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Collateral Agent may determine to be commercially reasonable, and the Collateral Agent or any other Secured Party may be the purchaser of any or all the Pledged Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Pledgors agree that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Pledgors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification within the meaning of Section 9-504(3) of the Uniform Commercial Code. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Pledgors hereby waive any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                  The Pledgors recognize that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgors acknowledge and agree that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agree that any such sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Pledgors to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgors would agree to do so.

                  SECTION 6.9. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default and after the acceleration of any Secured Debt pursuant to the Debt Instruments (so long as such acceleration has not been rescinded), any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral, shall be held in the Termination Account and shall be distributed by the Collateral Agent in the order of priority specified with respect to amounts on deposit in the Trust Accounts in Section 3.4.

                  SECTION 6.10. CONTINUING LIEN. Except as provided in Section 6.5, this Agreement shall create a continuing Lien on the Pledged Collateral that shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Pledgors and their successors and assigns and (iii) enure to the benefit of the Collateral Agent and its successors, transferees and assigns.

                  SECTION 6.11. CERTIFICATES AND OPINIONS. The Pledgors shall comply with (a) TIA ss. 314(b), relating tO Opinions of Counsel regarding the Lien of this Agreement and (b) TIA ss. 314(d), relating to the release of Pledged Collateral from the Lien of this Agreement and Officers' Certificates or other documents regarding fair value of the Pledged Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by Officers of the Pledgor to the extent permitted by TIA ss. 314(d).

                  SECTION 6.12. ADDITIONAL AGREEMENTS. The Pledgors agree that, upon the occurrence and during the continuance of a Default, they will, at any time and from time to time, upon the written request of the Collateral Agent, use their best efforts to take or to cause the issuer of the Pledged Shares and any other securities distributed in respect of the Pledged Shares (collectively with the Pledged Shares, the "Pledged Securities") to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. The Pledgors further agree to indemnify, defend and hold harmless the Collateral Agent, each Holder, CSFB, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Collateral Agent), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgors or the issuer of such Pledged Securities by the Collateral Agent or any Holder expressly for use therein. The Pledgors further agree, upon such written request referred to above, to use their best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will bear all costs and expenses of carrying out their obligations under this Section 6.13. The Company agrees to record all loans and advances made by it to the Owners (all of which shall be evidenced by the Intercompany Note), and all repayments thereof, in its books and records, such books and records constituting prima facie evidence and the accuracy of the information contained therein. The Pledgors acknowledge that there is no adequate remedy at law for failure by them to comply with the provisions of this
Section 6.13 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section
6.13 may be specially enforced.

                                   ARTICLE VII

                              THE COLLATERAL AGENT

                  SECTION 7.1. NATURE OF DUTIES. The Collateral Agent shall be responsible for taking only such actions as are expressly set forth herein or any instructions received from any Representative, pursuant to the terms hereof and of any other Security Agreement and no implied duties or obligations shall be read into this Agreement or any such instructions or other Security Agreement. Notwithstanding any provision in any other Security Agreement, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any claims, losses, damages, penalties, actions, judgments, suits, liabilities, obligations, costs or expenses of any kind or nature whatsoever resulting from any action the Collateral Agent takes or omits to take under any Security Agreement or in connection therewith, unless caused by its or their negligence, bad faith or wilful misconduct. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees.

                  The Collateral Agent shall at all times be entitled to follow instructions of the Senior Representative delivered or deemed to be delivered in accordance with this Agreement, notwithstanding the fact that the same Person may be acting in both such capacities hereunder, and all Secured Creditors shall be bound by any action taken by the Collateral Agent in accordance therewith.

                  SECTION 7.2. LACK OF RELIANCE ON THE COLLATERAL AGENT. The Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Representative or any Secured Creditor with any credit or other information with respect to the Company or any of its Affiliates whether coming into its possession before the date hereof or at any time or times thereafter, except as specifically instructed by any Representative.

                  SECTION 7.3. COMPENSATION AND INDEMNIFICATION. (a) The Company agrees to pay to the Collateral Agent, from time to time upon demand, reasonable compensation for the services of the Collateral Agent hereunder and under the other Security Agreements and all reasonable fees, costs and expenses of the Collateral Agent (including the reasonable expenses, fees and disbursements of counsel, agents and experts of the Collateral Agent) incurred by the Collateral Agent in connection with (i) the preparation, execution, delivery, administration, modification, amendment or termination of this Agreement, each Security Agreement or the enforcement of any of the provisions hereof or thereof,

(ii) the custody or preservation and protection of, or the sale of, collection from, or other realization upon, any of the Collateral pursuant to this Agreement or any other Security Agreement, (iii) the preservation, protection, defense, exercise or enforcement of any of the rights of the Collateral Agent under this Agreement or the other Security Agreements and in and to the Collateral arising under applicable law or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any other Security Agreement. When the Collateral Agent incurs expenses or renders services after an Event of Default specified in Sections 6.01(7) or 6.01(8) of the Indentures, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

                  (b) The Company hereby agrees to indemnify the Collateral Agent, each Representative and each Secured Creditor for, and hold each of them harmless against, any future claim for liability for any stamp, transfer or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with any Security Agreement or any Collateral; PROVIDED, HOWEVER, that the Company shall not be obligated under this paragraph (b) in respect of any income tax or any tax imposed in connection with any transfer of securities.

                  (c) The Company hereby agrees to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of each Security Agreement.

                  (d) The Company hereby agrees to indemnify the Collateral Agent (including within such term for purposes of this Section 7.3, its officers, directors, employees and agents) for, and hold it and them harmless, in its capacity as Collateral Agent, against, any and all claims, demands, expenses (including reasonable compensation, disbursements and expenses of the Collateral Agent's agents, experts and counsel), losses, obligations, damages, penalties, actions, judgments, suits, costs, liabilities or disbursements of any kind and nature whatsoever (the "Indemnified Obligations") which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such (or such officers, directors, employees or agents) howsoever arising. The Collateral Agent shall notify the Company promptly of any claim asserted against the Collateral Agent for which it may seek indemnity; PROVIDED, HOWEVER, that the Collateral

Agent's failure to notify the Company of any such claim shall not affect the Collateral Agent's right to indemnification except to the extent that such failure to notify is materially prejudicial to the Company's ability to defend such claim. The Company shall defend any such claim and the Collateral Agent shall reasonably cooperate at the Company's expense in such defense. The Collateral Agent shall have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED, HOWEVER, that the Company will not be required to pay such fees and expenses from and after the date it assumes the Collateral Agent's defense so long as there is no material conflict of interest between the Company and the Collateral Agent in connection with such defense. In the event of a material conflict of interest, the Collateral Agent's right to reimbursement of reasonable fees and expenses of its separate counsel shall be restored. The Company need not pay for any settlement made without its prior written consent. The Company need not reimburse any expense or indemnify against any Indemnified Obligation to the extent incurred by the Collateral Agent through its gross neg ligence, bad faith or wilful misconduct. The Company agrees to pay, and to save the Collateral Agent and the Representatives harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement or any other Security Agreement. The Company agrees to pay, and to save the Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes that may be payable or determined to be payable with respect to any of the Collateral or in connection with this Agreement or any other Security Agreement; PROVIDED, HOWEVER, that this sentence shall not obligate the Company in respect of any income tax or any tax imposed in connection with any transfer of Securities.

                  (e) All obligations set forth in this Section 7.3 shall survive the execution, delivery and termination of this Agreement and the other Security Agreements and the payment or other satisfaction of all the obligations.

                  SECTION 7.4. COLLATERAL AGENT'S DEALINGS WITH THE COMPANY. The Collateral Agent may accept deposits from, lend money to, or generally engage in any kind of banking, trust or other business with the Company or any of its Affiliates, in each case as if it were not the Collateral Agent hereunder.


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                                                                              48



                  SECTION 7.5. RESIGNATION BY OR REMOVAL OF THE COLLATERAL AGENT. (a) The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Security Agreements at any time by giving 30 Business Days' prior written notice to the Company and the Representatives. The Senior Representative may, at any time, remove the Collateral Agent by giving 30 Business Days' prior written notice to the Collateral Agent, the Company and each other Representative. The Company shall have the right to remove the Collateral Agent by written notice to the Collateral Agent and the Representatives if (i) the Collateral Agent fails to be an Acceptable Bank, (ii) the Collateral Agent is adjudged bankrupt or insolvent;
(iii) a receiver or other public officer takes charge of the Collateral Agent or its property, or (iv) the Collateral Agent otherwise becomes incapable of acting. Such resignation or removal shall take effect upon the appointment of a successor Collateral Agent pursuant to paragraph (b) or (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation or removal, the Senior Representative shall, with prior notice to the Company, appoint a successor Collateral Agent hereunder, which shall be an Acceptable Bank. If a successor Collateral Agent shall not have been so appointed and take office within 30 days after the retiring Trustee resigns or is removed, the Company shall then appoint a successor Collateral Agent which shall be an Acceptable Bank and which shall serve as Collateral Agent hereunder until such time, if any, as the Senior Representative appoints a successor Collateral Agent as provided above. If no successor Collateral Agent shall have been so appointed by the Company or the Senior Representative and accepted appointment in the manner herein provided, the Collateral Agent or any Secured Creditor may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

                  (c) A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent, to the Company and each Representative. Immediately thereafter, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent and shall execute and deliver to the successor Collateral Agent such documents as are necessary to perfect or maintain the Liens created under the Security Agreements, including any documents necessary to assign or transfer all interests of the retiring Collateral Agent in the Collateral to the successor Collateral Agent, in a form adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as the retiring Collateral Agent with respect to the Collateral. Thereafter, the resignation or removal of the retiring Collateral Agent shall become effective and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Agreement. Any successor Collateral Agent shall give notice of its succession to each Secured Creditor as of the date of such succession.

                  (d) If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is an Acceptable Bank, be the successor Collateral Agent. The transferring, merging or converting Collateral Agent shall have all documents necessary to perfect or maintain the Liens created under the Security Agreements, including any documents necessary to assign or transfer all interests of the transferring, merging or converting Collateral Agent in the Collateral, executed and delivered in a form adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as the transferring, merging or converting Collateral Agent with respect to the Collateral.

                  (e) Any person acting as Collateral Agent shall continue to be entitled to receive compensation and indemnification as provided in Section 7.3 hereof so long as such Person acts as Collateral Agent hereunder.

                  (f) Nothing herein shall prevent any Representative that is also an Acceptable Bank from also serving as the Collateral Agent.

                  SECTION 7.6. ADVICES; ACTIONS REQUESTED OF COLLATERAL AGENT.
(a) The Collateral Agent shall forward promptly to each Applicable Representative a copy of each notice, certificate, instruction or other communication received by the Collateral Agent from the Company or any other Representative under this Agreement, any other Security Agreement or any of the Debt Instruments (except for any which the Company shall be obligated to furnish directly to such Representative). The Collateral Agent shall also promptly furnish to each Applicable Representative, upon its written request, such other information and documents concerning the Collateral and the Collateral Agent's actions with respect thereto as such Representative may reasonably request.

                  (b) In connection with any request by the Company to the Collateral Agent to give its consent pursuant to a provision in any Security Agreement (other than a consent to amend any Security Agreement), the Collateral Agent shall be deemed to be authorized by each Representative to give its consent to the Company on behalf of such Representative at any time after the Specified Date (as defined below) upon the following conditions:

                  (i) the Company shall provide an Officers' Certificate to the Collateral Agent stating that (A) written notice was duly sent, in accordance with the applicable Debt Instrument, to all the Secured Creditors to the effect that the Company intended to seek the consent of the Collateral Agent, (B) that such notice explained in reasonable detail the circumstances surrounding the consent sought, (C) that such notice explained that the Collateral Agent was permitted pursuant to this Agreement to give its consent as requested unless any such Representative notifies the Collateral Agent on or prior to the date specified (the "Specified Date") in such notice (which shall not be less than 30 days after the effectiveness of such notice) that it has received written objection from Secured Creditors representing, in the aggregate, 25% or more of the aggregate principal amount of the Secured Debt for which such Representative is acting (or, with respect to the Letter of Credit Reimbursement Agreement, written objection from CSFB), and (D) that such notice informed the Secured Creditors that if they had any objection to the Collateral Agent's giving such consent, they should notify such Representative prior to the Specified Date;

                  (ii) the Company shall have provided to the Collateral Agent and the Representatives copies of the notice referred to above; and

                  (iii) any such Representative shall not have notified the Collateral Agent to withhold its consent as a result of such Representative's receipt of objection from Secured Creditors representing, in the aggregate, 25% or more of the aggregate principal amount of the Secured Debt for which such Representative is acting (or with respect to the Letter of Credit Reimbursement Agreement, written objection from CSFB).

                  SECTION 7.7. CO-COLLATERAL AGENT; SEPARATE COLLATERAL AGENT.
(a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or to avoid any violation of law or imposition on the Collateral Agent of taxes by such jurisdiction not otherwise imposed on the Collateral Agent, or the Collateral Agent shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Secured Creditors, or the Majority Secured Creditors or the Trustees shall in writing so request, or the Collateral Agent shall deem it desirable for its own protection in the performance of its own duties under any Security Agreement, the Collateral Agent, the Trustees and the Company as shall be necessary or prudent shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more persons approved by the Collateral Agent and the Company, either to act as co-agent or co-agents of all or any of the Collateral under any of the Security Agreements jointly with the Collateral Agent originally named herein or therein or any successor Collateral Agent, or to act as separate agent or agents of any of the Collateral (any of the foregoing, a "Co-Collateral Agent"). If the Company shall not have joined in the execution of such instruments and agreements within 10 days after it receives a written request from the Collateral Agent to do so, the Collateral Agent may act under the foregoing provisions of this Section 7.7(a) without the concurrence of the Company and execute and deliver such instruments and agreements on behalf of the Company. The Company hereby appoints the Collateral Agent as its agent and attorney to act for it under the foregoing provisions of this Section 7.7(a) in either of such contingencies.

                  (b) Every Co-Collateral Agent, other than any successor Collateral Agent appointed pursuant to Section 7.5, shall, to the extent permitted by law, be appointed and act and be such, subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred upon the Collateral Agent in respect of the custody, control and management of moneys, papers or securities shall be exercised solely by the Collateral Agent or any agent appointed by the Collateral Agent;

                  (ii) all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent under the relevant Security Agreements shall be conferred or imposed and exercised or performed by the Collateral Agent and such separate agent or separate agents or co-agent or co-agents, jointly, as shall be provided in the instrument appointing such separate agent or separate agents or co-agent or co-agents, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, or unless the performance of such act or acts would result in the imposition of any tax on the Collateral Agent which would not be imposed absent such joint act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate agent or separate agents or co-agent or co-agents;

                  (iii) no power given by any Security Agreement to, or which it is provided herein or therein may be exercised by, any such co-agent or co-agents or separate agent or separate agents, shall be exercised hereunder or thereunder by such co-agent or co-agents or separate agent or separate agents except jointly with, or with the consent in writing of, the Collateral Agent, anything contained in any Security Agreement to the contrary notwithstanding;

                  (iv) no agent hereunder shall be personally liable by reason of any act or omission of any other agent hereunder; and

                  (v) the Company and the Collateral Agent, at any time by an instrument in writing executed by them jointly, may accept the resignation of or remove any such separate agent or co-agent and, in that case by an instrument in writing executed by them jointly, may appoint a successor to such separate agent or co-agent, as the case may be, anything contained herein to the contrary notwithstanding. If the Company shall not have joined in the execution of any such instrument within 10 days after it receives a written request from the Collateral Agent to do so, the Collateral Agent shall have the power to accept the resignation of or remove any such separate agent or co-agent and to appoint a successor without the concurrence of the Company, the Company hereby appointing the Collateral Agent its agent and attorney to act for it in such connection in such contingency. If the Collateral Agent shall have appointed a separate agent or separate agents or co-agent or co-agents as above provided, the Collateral Agent may at any time, by an instrument in writing, accept the resignation of or remove any such separate agent or co-agent and the successor to any such separate agent or co-agent shall be appointed by the Company and the Collateral Agent, or by the Collateral Agent alone pursuant to this Section 7.7(b).

                                  ARTICLE VIII

                              EXERCISE OF REMEDIES

                  SECTION 8.1. EXERCISE OF REMEDIES UNDER SECURITY AGREEMENTS.
(a) If any Representative has notice of a Potential Payment Event of Default or Event of Default, such Representative shall promptly give written notice to the other Representatives and to the Collateral Agent. As promptly as practicable, after receipt of such notice of Potential Payment Event of Default or Event of Default, the Senior Representative shall give written instructions to the Collateral Agent as to the actions, if any, that are permitted by the Debt Instruments and the Security Agreements to be taken by the Collateral Agent. Upon receipt by the Collateral Agent of notice of a Potential Payment Event of Default or Event of Default and written instructions from the Senior Representative as to such actions, if any, to be taken by the Collateral Agent, the Collateral Agent shall, within four Business Days after receipt of such instructions, commence the taking of such actions, as specifically instructed in writing by the Senior Representative or, in the event the Senior Representative fails to deliver such instructions, by the Majority Secured Creditors. If any Potential Payment Event of Default or Event of Default which was the basis for the giving of a notice to the Collateral Agent shall be cured or waived in accordance with the terms of the applicable Debt Instrument, any direction to the Collateral Agent to take any action in connection with such notice shall be deemed rescinded with respect to any action to be taken by the Collateral Agent upon notification by the Representative to the Collateral Agent under the applicable Debt Instrument of such cure or waiver, as applicable.

                  In no event may any Representative direct the exercise by the Collateral Agent, nor shall the Collateral Agent exercise, any remedy which would result in the discharge of any of the Obligations by reason of any anti deficiency statute or law relating to sales of Collateral other than through judicial proceedings.

                  (b) Prior to the occurrence of a Potential Payment Event of Default or an Event of Default and receipt of a notice to such effect by the Collateral Agent pursuant to Section 8.1(a) hereof, in the event (i) the Collateral Agent shall receive any written request from the Company under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto or
(ii) there shall be due to or from the Collateral Agent under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (iii) a Responsible Officer of the Collateral Agent shall have actual knowledge of any nonperformance by the Company of any covenant or any breach of any representation or warranty set forth in any Security Agreement, then, in each such event, the Collateral Agent shall advise the Representatives in writing of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Collateral Agent has become aware; PROVIDED, HOWEVER, that, subject to Section 7.6(b), the Senior Representative shall have the exclusive authority to direct (subject to the right of the Majority Secured Creditors to otherwise direct in the absence of such direction) the Collateral Agent's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above.

                  (c) All the Secured Creditors shall be bound by any instruction or direction given by the Senior Representative or, in the absence of such instructions or direction, by the Majority Secured Creditors pursuant to this Section 8.1 or deemed given pursuant to Section 7.6(b). The Representatives shall take such actions as are necessary to enable the Collateral Agent to comply with the provisions of the Security Agreements. Anything in this Agreement to the contrary notwithstanding, under no circumstances shall the Senior Representative have, or be deemed to have, any fiduciary or other duty to any other Representative or any Secured Creditor with respect to actions it is permitted to take hereunder, and the Senior Representative (if CSFB or the First Priority Trustee) shall at all times be entitled to take, and fully protected in taking, such actions in accordance with instructions received under and pursuant to the Letter of Credit Reimbursement Agreement or the First Priority Indenture, as the case may be.

                  (d) The Collateral Agent may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Collateral Agent need not investigate any fact or matter stated in any such document. Before the Collateral Agent acts or refrains from acting it may consult with counsel and may require an Officers' Certificate, an Opinion of Counsel (to be delivered at the expense of the Company or any other source deemed acceptable to the Collateral Agent, at its sole discretion) or both. The Collateral Agent shall not be liable for any action it takes, omits to take or suffers in good faith in reliance on any such certificate or opinion or in accordance with a direction or instruction received by it from any Representative hereunder.

                  The Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct of any agent appointed with due care. The Collateral Agent shall not be liable for any action it takes or omits to take in the good faith belief that such act or omission was authorized or within its rights or powers conferred upon it hereunder or under the other Security Agreements. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Collateral Agent, upon specific written instructions from any Representative, may make such further inquiry or investigation into such facts or matters in accordance with such instructions.

                  The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by any Security Agreement at the request, order or direction of any Representative or pursuant to Section 7.6(b) hereof, unless the Collateral Agent shall have been provided by any Representative, by any other Secured Creditor or by the Company, as may be agreed at the time, security or indemnity satisfactory to the Collateral Agent in its sole discretion and from any source acceptable to the Collateral Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Upon receipt of such security or indemnity, however, the Collateral Agent shall act upon the specific instructions of the Senior Representative. Notwithstanding the foregoing, the Collateral Agent shall not take such action if such action would violate the terms of the Security Agreements.

                  The Collateral Agent is acting hereunder not in its individual capacity but solely as agent for the Representatives, and the Collateral Agent shall not be responsible for and makes no representation as to the validity or adequacy of the Debt Instruments, the Letter of Credit Reimbursement Agreement, the First Priority Notes, the Second Priority Notes, this Agreement or any other Security Agreement, shall not be responsible for the use by the Grantors of any funds payable to or retainable by the Grantors hereunder and shall not be responsible for the accuracy of any statements, certifications or other information provided to it by the Grantors or any other person pursuant hereto. The Collateral Agent shall not be liable for any error of judgment made in good faith by a responsible officer of the Collateral Agent unless it is proved that the Collateral Agent was negligent in ascertaining the pertinent facts. Any reference herein to knowledge of the Collateral Agent with respect to any circumstance, fact or event shall mean the actual knowledge of a responsible officer in the corporate trust department of the Collateral Agent. Except during the continuance of an Event of Default, the Collateral Agent undertakes to perform such duties, and only such duties, as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent. If an Event of Default has occurred and is continuing, the Collateral Agent shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (e) Each of the Grantors hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its respective true and lawful attorney-in-fact with full power and authority in the name of such Grantor or in its own name, as the case may be, from time to time in the Collateral Agent's discretion, so long as any Event of Default is in effect, to take any and all appropriate action directed by the Senior Representative or the Majority Secured Creditors and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms hereof and accomplish the purposes hereof and, without limiting the generality of the foregoing or any of the rights conferred on the Collateral Agent, whether in its own right or as assignee of the Grantors; pursuant to the other Security Agreements, each of the Grantors hereby gives the Collateral Agent the power and right on its behalf, without notice to or further assent by any other Grantor, so long as any Event of Default is in effect, to do the following (to the extent the Collateral Agent is directed to do so by the Senior Representative or the Majority Secured Creditors):

                  (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due upon, or in connection with, the Collateral;

                  (ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and nonnegotiable instruments taken or received by the Collateral Agent as, or in connection with, the Collateral;

                  (iii) to commence, prosecute, defend, settle, compromise, compound or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral;

                  (iv) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof as fully and effectively as if the Collateral Agent were the absolute owner thereof;

                  (v) to do, at its option and at the expense and for the account of the Grantors, at any time or from time to time, all acts and things which the Collateral Agent shall deem necessary or advisable to protect or preserve the Collateral and to realize upon the Collateral;

                  (vi) to extend the time of payment of any or all of the Collateral and to make any allowance and other adjustments with reference thereto; and

                  (vii) to exercise any of the remedies set forth in the Security Agreements;

PROVIDED that, except as provided in Section 6.9, the Collateral Agent shall give each of the Grantors not less than 30 days' prior written notice of the time and place of any sale or other intended disposition of any Collateral. Each of the Grantors agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the Uniform Commercial Code.


                                   ARTICLE IX

                               PRIORITY OF RIGHTS

                  SECTION 9.1. PRIORITY OF RIGHTS. (a) The First Priority Trustee and the Second Priority Trustee and each holder of any First Priority Notes or Second Priority Notes (i) agree that the lien and security interests of CSFB in the Collateral, including its interests in any payments to be made from the proceeds of any sale or other disposition thereof, shall, irrespective of the time, manner or order of perfection, grant or creation of any security interests or Liens in the Collateral on behalf of any Secured Creditor or the incurrence of any such Notes or Indebtedness and notwithstanding any provision of the Uniform Commercial Code or any applicable law of any jurisdiction or any other circumstance, be prior to the lien and security interests of the First Priority Trustee and the Second Priority Trustee and the holders of the First Priority Notes and the Second Priority Notes in the Collateral, including their interests in any such payments, and any Lien of the First Priority Trustee or the Second Priority Trustee in the Collateral now or hereafter held and regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate to all Liens in the Collateral held by CSFB (and from time to time agree to execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same), (ii) agree not to contest or support any other Person in contesting, in any proceeding (including without limitation any insolvency or liquidation proceeding), the priority, validity or enforceability of the Lien held by CSFB in the Collateral, (iii) agree not to exercise any right of setoff or counterclaim with respect to the Collateral and all proceeds thereof and agree that all proceeds of the Collateral shall be paid to CSFB for application to any amounts owing under the Letter of Credit Reimbursement Agreement, and (iv) unless the First Priority Trustee or the Second Priority Trustee is the Senior Representative, shall refrain from taking any action to foreclose upon, acquire title to (by bidding in at foreclosure or otherwise), take possession of, liquidate or otherwise exercise any right or remedy in respect of the Collateral or proceed against any of the Collateral.

                  (b) The Second Priority Trustee and each holder of any Second Priority Notes (i) agree that the interests of the First Priority Trustee and each holder of any First Priority Notes in the Collateral, including their interests in any payments to be made from the proceeds of any sale or other disposition thereof, shall, irrespective of the time of perfection or creation of any security interests or Liens in the Collateral on behalf of any Secured Creditor or the incurrence of any such Notes or Indebtedness, be prior to the interests of the Second Priority Trustee and the holders of the Second Priority Notes in the Collateral, including their interests in any such payments, to the extent and in the manner provided below (and from time to time shall execute and deliver any instruments or agreements as may be reasonably necessary or desirable to confirm the same) and (ii) unless the Second Priority Trustee is the Senior Representative, shall refrain from taking any action to foreclose upon, acquire title to (by bidding in at foreclosure or otherwise), take possession of, liquidate or otherwise proceed against any of the Collateral.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1. FURTHER ASSURANCES. Each party hereto covenants to execute and deliver, in each case at the Company's expense, such further instruments and to take such further action as the Collateral Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

                  SECTION 10.2. NOTICES. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  To the Company, Holdings and the Owners:

                  Navigator Gas Transport PLC
                  15-19 Athol Street
                  Douglas, Isle of Man 1M1 1LB
                  Attn:  Edward Cain
                  Fax: 011-44-1-624-638-333

                  To the Collateral Agent:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, NY 10036-1532
                  Attn: Corporate Trust Administration
                  Fax:  (212) 852-1626

                  To the First Priority Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, NY 10036-1532
                  Attn: Corporate Trust Administration
                  Fax:  (212) 852-1626

                  To the Second Priority Trustee:

                  The Chase Manhattan Bank
                  450 West 33rd Street
                  15th Floor
                  New York, NY 10001
                  Attn: Corporate Trust Administration
                  Fax: (212) 946-8158

                  To CSFB:

                  Credit Suisse First Boston
                  London Branch
                  Five Cabot Square
                  London E14 4QR
                  England
                  Attn: Trade Finance Operation
                  Fax: 011-44-171-888-8896

Any party hereto may by notice to each other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party hereto shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). A copy of any notice given under this Agreement to any party shall also be given to each other party hereto.

                  SECTION 10.3. BINDING AGREEMENT; ASSIGNMENT; OBLIGATIONS SEVERAL. This Agreement shall be binding upon the Grantors and each of their successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, each Representative and each Secured Creditor and each of their respective successors, transferees and assigns; no other Persons (including any other creditor of the Company) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause, the Collateral Agent and any Representative and Secured Creditor may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such party herein or otherwise. Neither this Agreement nor any interest herein or in the Collateral, or any part thereof, except as otherwise permitted herein or in the Debt Instruments or the Security Agreements, may be assigned by any Grantor; PROVIDED, HOWEVER, that this Agreement may be assigned by a Grantor to any person that shall become a successor obligor of such Grantor under the Debt Instruments in compliance with
Article 5 of the Indentures and Section 11 of the Letter of Credit Reimbursement Agreement if such person executes and delivers an amendment hereto whereby it expressly assumes all obligations of the Company hereunder as if it were an original party hereto. This Agreement shall be deemed to be automatically assigned by the Collateral Agent to any person who succeeds to the Collateral Agent in accordance with Section 9 hereof, and such assignee shall have all rights and powers of, and act as, the Collateral Agent hereunder, and this Agreement shall be deemed to be automatically assigned by any of the Representatives to those persons who succeed to any of them in accordance with the provisions of the applicable Debt Instrument. Except as otherwise expressly provided herein, the obligations of each of the parties under this Agreement are several and not joint, it being expressly agreed that no Representative shall be liable for the failure of any other Representative to perform its duties or obligations hereunder.

                  SECTION 10.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, except to the extent that the laws of any other jurisdiction may be mandatorily applicable.

                  SECTION 10.5. EFFECTIVENESS; TERMINATION. This Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Collateral Agent. This Agreement shall remain effective until, and terminate when, all Obligations are indefeasibly satisfied and the Collateral Agent receives written notification from each Representative that the Obligations owed to such Representative have been so satisfied in full. Upon termination of this Agreement, the Collateral Agent shall reassign and redeliver to the Grantors any Collateral which has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms hereof or of any other Security Agreement. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, and shall be at the expense of the Company. Thereafter, no Security Agreement shall constitute a Lien upon or grant any security interest in any of the Collateral and the Collateral Agent shall, at the Company's expense and pursuant to the Company's written instructions, deliver to the Company written acknowledgment thereof and of cancelation of this Agreement and all other Security Agreements in a form as reasonably requested by the Company and adequate for proper filing or recording in such offices and such jurisdictions as the Company reasonably deems necessary to release the Liens created under the Security Agreements. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must be otherwise returned upon the insolvency, bankruptcy or reorganization of the Company, Holdings, or any Owner or otherwise, all as though such payment had not been made and, if applicable, this Agreement had not been terminated.

                  SECTION 10.6. AMENDMENT. This Agreement may be amended, changed, waived, discharged or terminated with the written consent of the Company and the Applicable Representatives (who shall only grant such consent in accordance with the relevant provisions of the appropriate Debt Instrument). If in the opinion of the Collateral Agent any document required to be executed pursuant to the terms of this Section 10.6 affects any interest or right or duty or immunity or indemnity in favor of the Collateral Agent under this Agreement or any other Security Agreement, the Collateral Agent may in its discretion decline to execute such document.

                  SECTION 10.7. DISCRETION OF THE COLLATERAL AGENT. Any right, power or authority granted hereunder or under any other Security Agreement to the Collateral Agent to be exercised by the Collateral Agent in its discretion, shall be deemed to be duly exercised in accordance with this Agreement upon receipt by the Collateral Agent of written instructions signed by the Senior Representative as to such right, power or authority to be exercised and the exercise by the Collateral Agent in accordance therewith. The Collateral Agent shall not be responsible for exercising any such right, power or authority absent receipt of such instructions unless such failure to so exercise any such right, power or authority would constitute negligence, bad faith or wilful misconduct of the Collateral Agent or result in a violation of the specific requirements of any Security Agreement. Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Collateral Agent's failure to exercise any such right, power or authority absent receipt of such instructions shall not constitute negligence, bad faith or wilful misconduct of the Collateral Agent.

                  SECTION 10.8. INCONSISTENT PROVISIONS. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in any other Security Agreement, such provision of this Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision of any of the Debt Instruments, upon receipt of written notification from the Applicable Representative, such provision of such Debt Instrument shall be controlling, and shall supersede such inconsistent provisions hereof to the extent necessary to give full effect to such provision of such Debt Instrument.

                  SECTION 10.9. SEVERABILITY. In the event that any provision contained in this Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof or of such provision under the laws of any other jurisdiction; PROVIDED, HOWEVER, that in the construction and enforcement of such provisions under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

                  SECTION 10.10. HEADINGS. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  SECTION 10.11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Collateral Agent and with each Representative.

                  SECTION 10.12. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Company, Holdings and each of the Owners (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Cambridge Partners, L.L.C. ("CPLLC"), (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any federal or state court in the State of New York, Borough of Manhattan or brought by the Collateral Agent (whether in its individual capacity or in its capacity as Collateral Agent hereunder), the Trustees (whether in their individual capacities or in their capacities as Trustees under the Indentures) or CSFB (whether in its individual capacity or in its capacity as administrating bank and funding bank under the Letter of Credit Reimbursement Agreement) and acknowledges that CPLLC has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CPLLC and written notice of said service to the Company, Holdings or the applicable Owner, shall be deemed in every respect effective service of process upon the Company, Holdings or such Owner, as the case may be, in any such suit or proceeding. The Company, Holdings and each of the Owners further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CPLLC in full force and effect so long as this Agreement shall be in full force and effect.

                  The Company, Holdings and each of the Owners hereby irrevocably and unconditionally waive, to the fullest extent they may legally effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Security Agreements in any federal or state court in the State of New York, Borough of Manhattan. The Company, Holdings and each of the Owners hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  To the extent either the Company, Holdings or any of the Owners has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in this Agreement and the other Security Agreements, to the extent permitted by law.

                  IN WITNESS WHEREOF, the Collateral Agent, the First Priority Trustee for the benefit of the holders of the First Priority Notes, the Second Priority Trustee for the benefit of the holders of the Second Priority Notes, CSFB for the benefit of the Funding Bank and the Participating Banks party to the Letter of Credit Reimbursement Agreement, the Company, Holdings and the Owners have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.


                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, as Collateral Agent,

                                     by    /s/ Gerard F. Ganey
                                       --------------------------------
                                       Name:  Gerard F. Ganey
                                       Title: Senior Vice President


                                   UNITED STATES TRUST COMPANY OF NEW YORK, not in its individual capacity but solely as First Priority Trustee,

                                     by    /s/ Gerard F. Ganey
                                       --------------------------------
                                       Name:  Gerard F. Ganey
                                       Title: Senior Vice President


                                   THE CHASE MANHATTAN BANK, not
                                   in its individual capacity but
                                   solely as Second Priority
                                   Trustee,

                                     by   /s/ L.OBrien
                                       --------------------------------
                                       Name: L.OBrien
                                       Title: Senior Trust Officer


                                   CREDIT SUISSE FIRST BOSTON, LONDON BRANCH, not in its individual capacity but as administrating bank for the Funding Bank and the Participating Banks party to the Letter of Credit Reimbursement Agreement,

                                     by   /s/ Malcolm Price
                                       --------------------------------
                                       Name: Malcolm Price
                                       Title: Managing Director

                                   NAVIGATOR GAS TRANSPORT PLC,

                                     by   /s/ Richard Kaplow
                                       --------------------------------
                                       Name: Richard Kaplow
                                       Title: Director


                                   NAVIGATOR HOLDINGS PLC, as
                                   Pledgor,

                                     by   /s/ Richard Kaplow
                                       --------------------------------
                                       Name: Richard Kaplow
                                       Title: Director


                                   NAVIGATOR GAS (IOM I-A)
                                   LIMITED,

                                   NAVIGATOR GAS (IOM I-B)
                                   LIMITED,

                                   NAVIGATOR GAS (IOM I-C)
                                   LIMITED,

                                   NAVIGATOR GAS (IOM I-D)
                                   LIMITED,

                                   NAVIGATOR GAS (IOM I-E)
                                   LIMITED,

                                   each as an Owner,

                                     by   /s/ Richard Kaplow
                                       --------------------------------
                                       Name: Richard Kaplow
                                       Title: Director

                                                                                                Schedule I
                                                                              to the Collateral Agency and
                                                                                   Intercreditor Agreement

                                               CAPITAL STOCK
                                               -------------


Issuer                     Number Of                 Registered                Number And                Percentage Of
------                     ---------                 ----------                ----------                -------------
                           Certificate               Owner                     Class Of                  Shares
                           -----------               -----                     --------                  ------
                                                                               Shares
                                                                               ------
Navigator Gas                  2                     Navigator                 1 Ordinary                50%
Transport PLC                                        Holdings PLC

Navigator Gas                  1                     Navigator Gas             1 Ordinary                100%
(IOM I-A)                                            Transport PLC
Limited

Navigator Gas                  1                     Navigator Gas             1 Ordinary                100%
(IOM I-B)                                            Transport PLC
Limited

Navigator Gas                  1                     Navigator Gas             1 Ordinary                100%
(IOM I-C)                                            Transport PLC
Limited

Navigator Gas                  1                     Navigator Gas             1 Ordinary                100%
(IOM I-D)                                            Transport PLC
Limited

Navigator Gas
(IOM I-E)                                            Navigator Gas
Limited                        1                     Transport PLC             1 Ordinary                100%



                                            CAPITAL STOCK PLEDGED PURSUANT TO
                                                       SIDE LETTER




Issuer                    Number Of                  Registered                Number And                Percentage Of
------                    ---------                  ----------                ----------                -------------
                          Certificate                Owner                     Class Of Shares           Shares
                          -----------                -----                     ---------------           ------

Navigator Gas
Transport PLC                 1                      Edward Cain               1 Ordinary                50%

                                 DEBT SECURITIES



Issuer                           Principal Amount                Date Of Note                    Maturity Date
------                           ----------------                ------------                    -------------
Navigator Gas (IOM               Unspecified                     August 7, 1997                  Unspecified
I-A) Limited,
Navigator Gas (IOM
I-B) Limited,
Navigator Gas (IOM
I-C) Limited,
Navigator Gas (IOM
I-D) Limited,
Navigator Gas (IOM
I-E) Limited

                                                                       Exhibit A



                               [Form of Mortgage]

                                                                       Exhibit B



                             [Form of Assignment of
                            Earnings and Insurances]

                                                                       Exhibit C



                        [Form of Issue of One Debenture]

                                                                       Exhibit D



                          [Form of Opinion of Counsel]

                  This opinion is being delivered pursuant to Section 3.5(a)(vii) of the Collateral Agency and Intercreditor Agreement dated as of August 1, 1997 (the "Intercreditor Agreement"), between the Company, Holdings, the Owners, the Collateral Agent, the First Priority Trustee and the Second Priority Trustee. Capitalized terms used but not defined herein have the meanings given such terms in the Intercreditor Agreement or the Indentures. We are of opinion that:

                  1. All conditions precedent set forth in Section 3.5(a) of the Intercreditor Agreement to the disbursement of certain funds from the Pre-Funding Account on the date hereof have been satisfied or will be satisfied immediately after such disbursement of funds.

                  2. Each of the Security Agreements relating to the Vessel ____________ to which the Company or Navigator Gas (IOM I-[ ]) Limited (the "Owner") is a party has been duly authorized, executed and delivered by the Company or the Owners, as the case may be, is a valid and binding agreement of the Company, and the Owners party thereto, enforceable against the Company and the Owners in accordance with its terms under the laws of the Republic of Liberia, in the case of the Mortgage, and the laws of the State of New York, in the case of the Assignments of Earnings and Insurances (the "Assignment"), and the laws of the Isle of Man, in the case of the Issue of One Debenture (the "Debenture"), subject to bankruptcy, insolvency fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights and to general equity principles.

                  3. No authorization, consent, license, permission, permit or approval (including exchange control approval) of or action by, and no notice to or filing with, any governmental authority or regulatory body of the Republic of Liberia or, in the case of the Assignment, of the State of New York or, in the case of the Debenture, the Isle of Man is required for the execution, delivery and performance of any of the Security Agreements by the respective parties thereto and no such authorization, consent, license, permission, permit, approval, action, notice or filing is required for the exercise by the Collateral Agent of the rights and remedies granted to it under any of the Security Agreements, except for the filing and registration of the Mortgage in the Office of the Deputy Commissioner of Maritime Affairs of the Republic of Liberia and the Debenture in the applicable government office in the Isle of Man.

                  4. The security interests created by each Security Agreement (other than the Mortgage) do not require any action to be taken under or pursuant to the laws of the Republic of Liberia or, in the case of the Assignment, of the State of New York, or, in the case of the Debenture, the Isle of Man in order to create or perfect such security interests or to permit the Collateral Agent to enforce its rights under the Security Agreement creating the same, other than (i) due and timely notice of the Assignment to charterers and third parties and (ii) due and timely notice of the Assignment to underwriters and third parties, as well as the consent of such underwriters or such third parties where the terms of insurance policies, other insurance documents or provisions of applicable law so require.

                  5. Based upon the Certificate of Ownership and Encumbrance issued by the Bureau of Maritime Affairs of the Republic of Liberia, the Vessels are registered under the laws of the Republic of Liberia, solely owned by the Owner, and free of all mortgages, liens and encumbrances of record other than the Mortgage in favor of the Collateral Agent.

                  6. Based upon the records of the Deputy Commission of Maritime Affairs of the Republic of Liberia maintained in New York, New York, the Mortgage on the Vessel ________ has been duly recorded in the Office of Deputy Commissioner of Maritime Affairs of the Republic of Liberia in New York on _________ in Book PM __ at Page ___ and such Mortgage constitutes a first preferred ship mortgage lien on the Vessel ______, in favor of the Collateral Agent. The Collateral Agent has all the rights of a holder of a first preferred ship mortgage on the Vessel _____ and no further or periodic filing or re-recording is required to protect and preserve the lien on and security interest in the Vessel provided by the Mortgage under the Laws of the Republic of Liberia.

                  This opinion letter is rendered for the sole benefit of the addressee hereof, and no other person or entity is entitled to rely hereon. Copies of this opinion letter may not be furnished to any other party or entity, nor may any portion of this letter be quoted, circulated or referred to in any other document.

                                                                       Exhibit E



                           [Form of Intercompany Note]